SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Schnitzer Steel Industries, Inc.
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SCHNITZER STEEL INDUSTRIES, INC.
December 18, 2013
Dear Shareholder:
You are invited to attend the Annual Meeting of Shareholders of your Company, which will be held on Wednesday, January 29, 2014 at 8:00 A.M., Pacific time, at the KOIN Center, Conference Center Room 202, 222 SW Columbia Street, Portland, Oregon 97201.
The formal notice of the meeting appears on the following page and describes the matters to be acted upon. Time will be provided during the meeting for discussion, and you will have an opportunity to ask questions about your Company. Only shareholders of record at the close of business on December 3, 2013 are entitled to receive notice of and to vote at the Annual Meeting or any adjournment of the meeting.
Again this year, we will utilize the Securities and Exchange Commission rules allowing issuers to furnish proxy materials over the Internet. We are mailing a printed copy of this proxy statement and a proxy card to certain of our shareholders of record entitled to vote at the Annual Meeting on or about December 18, 2013. All other shareholders will receive a Notice Regarding the Availability of Proxy Materials (the “Notice”), which are being mailed on or about December 18, 2013. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice. Please read the proxy statement for more information on this alternative, which we believe allows us to provide shareholders with the information they need while lowering the costs and reducing the environmental impact of delivering printed copies of the proxy statement.
Whether or not you plan to attend the meeting in person, you can ensure that your shares are represented by promptly voting and submitting your proxy. Instructions have been provided for each of the alternative voting methods in the accompanying proxy statement.
Sincerely,
Tamara L. Lundgren
President and Chief Executive Officer

SCHNITZER STEEL INDUSTRIES, INC.
299 SW Clay St., Portland, OR 97201
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JANUARY 29, 2014
The Annual Meeting of Shareholders of Schnitzer Steel Industries, Inc. (the “Company”) will be held at the KOIN Center, Conference Center Room 202, 222 SW Columbia Street, Portland, Oregon 97201, on Wednesday, January 29, 2014 at 8:00 A.M., Pacific time, for the following purposes:

(1)	To elect three directors to serve until the 2016 Annual Meeting of Shareholders, and until their successors have been elected and qualified, as listed in the accompanying proxy statement;

(2)	To vote on an advisory resolution on executive compensation;
(3) To approve the Amended and Restated 1993 Stock Incentive Plan; and

(4)	To transact such other business (which does not include nominations of directors) as may properly be brought before the meeting or any adjournment or postponement thereof.
Only shareholders of record at the close of business on December 3, 2013 are entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof. For shares held through a broker or nominee, you may vote by submitting voting instructions to your broker or nominee.
Please submit a proxy through the Internet, by voting by phone or, if this proxy statement was mailed to you, by completing, signing and dating the enclosed proxy card and returning it promptly in the enclosed reply envelope. If you are able to attend the meeting, you may, if you wish, revoke the proxy and vote personally on all matters brought before the meeting.
By Order of the Board of Directors
Richard C. Josephson
Secretary
Portland, Oregon
December 18, 2013

SCHNITZER STEEL INDUSTRIES, INC.
PROXY STATEMENT
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Schnitzer Steel Industries, Inc., an Oregon corporation (the “Company”), to be voted at the Annual Meeting of Shareholders to be held at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting (the “Annual Meeting”). We are mailing a printed copy of this proxy statement and a proxy card to certain of our shareholders of record entitled to vote at the Annual Meeting on or about December 18, 2013. All other shareholders will receive a Notice Regarding the Availability of Proxy Materials (the “Notice”), which are being mailed on or about December 18, 2013. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, not including a proxy card, you should follow the instructions for requesting such materials included in the Notice.
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I being provided with these materials?
We are providing you with this proxy statement because the Board is soliciting your proxy to vote at the Annual Meeting of Shareholders to be held on January 29, 2014 or any adjournments thereof. You are invited to attend the Annual Meeting, and we request that you vote on the proposals described in this proxy statement. You do not need to attend the meeting to vote your shares. If you have received a printed copy of these materials by mail, you may simply complete, sign and return your proxy card or follow the instructions below to vote your shares by proxy over the telephone or through the Internet. If you did not receive a printed copy of these materials by mail and are accessing them on the Internet, you may simply follow the instructions below to vote your shares by proxy through the Internet. For shares held through a broker, bank or nominee, you may vote by submitting voting instructions to your broker or nominee, or by obtaining a proxy executed in your favor from the shareholder of record (broker, bank or nominee).
What if I received a Notice Regarding the Availability of Proxy Materials?
In accordance with rules and regulations adopted by the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record we may furnish proxy materials to our shareholders over the Internet. If you received a Notice by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice will also instruct you as to how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials you should follow the instructions for requesting such materials included in the Notice.
What am I voting on?
The only matters scheduled for a vote are the election of the three nominated directors listed herein, the advisory vote on executive compensation described in this proxy statement and the vote on the Amended and Restated 1993 Stock Incentive Plan described in this proxy statement.
How does the Board recommend that I vote my shares?
The Board recommends that you vote FOR each of the nominees to the Board, FOR the advisory vote on executive compensation and FOR the Amended and Restated 1993 Stock Incentive Plan.
Who can vote at the Annual Meeting?
Shareholders at the close of business on December 3, 2013 (the “Record Date”) will be entitled to vote at the Annual Meeting. Holders of Class A common stock and Class B common stock will vote together as a single class on all matters at the Annual Meeting. Each share of common stock (whether Class A or Class B) is entitled to one vote with respect to each matter to be voted on at the Annual Meeting. You have one vote for each share of common stock held by you as of the Record Date, including shares:

•	Registered directly in your name with our transfer agent (also referred to as a “shareholder of record”);

•
Held for you in an account with a broker, bank, or other nominee (shares held in “street name”) – street name holders generally cannot vote their shares directly and instead must instruct the broker, bank or nominee how to vote their shares or, if they want to vote in person, they must obtain a proxy, executed in their favor, from the shareholder of record (broker, bank or other nominee).
What if my shares are not registered directly in my name but are held in street name?
If at the close of business on December 3, 2013 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice or other proxy materials, as applicable, are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. If that organization is not given specific direction by you, your shares held in the name of that organization may not be voted and will not be considered as present and entitled to vote with respect to the election of directors or the advisory vote related to executive compensation. If you want to vote your shares in person, you will need to obtain a proxy executed in your favor from the shareholder of record.
If I am a shareholder of record, how do I cast my vote?
If you are a shareholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. Specifically, you may vote:
By Internet – If you have Internet access, you may submit your proxy by going to www.proxypush.com/schn and by following the instructions on how to complete an electronic proxy card. You will need the 12-digit number included on your Notice or your proxy card in order to vote by Internet.
By Telephone – If you have access to a touch-tone telephone, you may submit your proxy by dialing (866) 883-3382 and by following the recorded instructions. You will need the 12-digit number included on your Notice or your proxy card in order to vote by telephone.
By Mail – You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.
We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
If I am a beneficial owner of Company shares, how do I cast my vote?
If you are a beneficial owner of shares held in street name and you would like to vote in person at the Annual Meeting, you must obtain a valid proxy from the record owner. To request the requisite proxy form, follow the instructions provided by your broker or contact your broker.
If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. If you received a printed copy of these proxy materials by mail, you should have also received a proxy card and voting instructions with these proxy materials from the organization that is the record owner of your shares rather than from us. To vote by proxy, you may complete and mail that proxy card or vote by telephone or over the Internet as instructed by that organization in the proxy card. If you received a Notice by mail, you should have received the Notice from the organization that is the record owner of your shares rather than from us. To vote by proxy, you should follow the instructions included in the Notice to view the proxy statement and transmit your voting instructions.
Internet and telephone voting facilities will close at 11:59 pm (Central time) on January 28, 2014 for the voting of shares.
What if I return a proxy card but do not make specific choices?
If you are a shareholder of record and return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” election of all three nominees for director, “FOR” the advisory resolution on executive compensation and “FOR” the Amended and Restated 1993 Stock Incentive Plan. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If you are a beneficial owner of shares held in street name and return a signed and dated proxy card without marking any voting selections, your shares may not be voted and will not be considered as present and entitled to vote with respect to the election of the three nominees for director, the advisory vote related to executive compensation or vote on the Amended and Restated 1993 Stock Incentive Plan. If any matter which is considered routine is properly presented at the meeting, your proxy (one of the individuals named on the proxy card) will vote your shares using his or her best judgment. Please note that brokers may no longer vote your shares with respect to the election of nominees for director in the absence of your specific instructions as to how to vote. Please return your proxy card so that your vote can be counted.
What constitutes a quorum?
Holders of Class A common stock and Class B common stock will vote together as a single class on all matters voted on at the Annual Meeting, and each share is entitled to one vote. A majority of the total outstanding shares of Class A and Class B common stock must be present or represented by proxy to constitute a quorum at the Annual Meeting. Shares voted by proxy on any matter are counted as present at the meeting for purposes of determining a quorum. Shares represented by “broker non-votes” (as defined below) with respect to all matters voted on at the meeting are not considered present at the meeting and therefore are not counted for purposes of determining a quorum. Abstentions will be counted for quorum purposes.
How many votes are required to approve each proposal?
The election of directors will be determined by a plurality of the votes cast by the shares entitled to vote in the election at the meeting, assuming a quorum is present. A plurality vote requirement means that the three director nominees with the greatest number of votes cast, even if less than a majority, will be elected. There is no cumulative voting.
The advisory vote on executive compensation (Proposal No. 2) will be approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal. While the vote on executive compensation (Proposal No. 2) is advisory in nature and non-binding, the Board will review the voting results and expects to take them into consideration when making future decisions regarding executive compensation. Under current NASDAQ Listing Rules, the vote on the Amended and Restated 1993 Stock Incentive Plan (Proposal No. 3) requires the affirmative vote of a majority of the total votes cast on the proposal.
How are votes counted?
With respect to the election of directors, you may vote “FOR” or “WITHHOLD” with respect to each nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld. Votes that are withheld will not have any effect on the outcome of the election of directors.
You may vote “FOR”, “AGAINST” or “ABSTAIN” with respect to the advisory vote on executive compensation (Proposal No. 2) and the Amended and Restated 1993 Stock Incentive Plan (Proposal No. 3). For Proposal No. 2 and Proposal No. 3, abstentions will not have any effect on the outcome of the vote. For Proposal No. 3, abstentions have the same effect as a vote “AGAINST” the proposal.
What is a “broker non-vote” and how does it affect voting on each item?
A broker non-vote occurs when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the shareholder who beneficially owns the shares and (2) the broker lacks discretionary authority to vote the shares. Each of the proposals contained in this proxy statement is considered a non-discretionary matter and brokers therefore lack discretionary authority to vote shares on any matter at this meeting. Broker non-votes, like other shares that are not voted at the meeting, have no effect on the outcome of the vote on any matter.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of the following four ways:

•	You may submit another properly completed proxy card with a later date that is received no later than January 28, 2014.

•
You may vote again on the Internet or by telephone before the closing of those voting facilities at 11:59 pm (Central time) on January 28, 2014 (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted).

•
You may send a written notice that you are revoking your proxy to the Company’s Secretary at Schnitzer Steel Industries, Inc., P.O. Box 10047, Portland, Oregon 97296-0047, Attention: Richard C. Josephson, Secretary, or hand-deliver it to the Secretary at or before the taking of the vote at the Annual Meeting.

•	You may attend the Annual Meeting, revoke your proxy and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

•
Remember that if you are a beneficial owner of Company shares holding shares in a street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the Annual Meeting if you obtain a valid proxy from the organization that is the record owner of your shares (such as your broker).

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS
The record date for determining shareholders entitled to receive notice of and to vote at the Annual Meeting was December 3, 2013. At the close of business on December 3, 2013, a total of 26,598,472 shares of our common stock, par value $1.00 per share, were outstanding and entitled to vote at the Annual Meeting. The outstanding common stock consisted of 26,292,572 shares of Class A common stock (Class A) and 305,900 shares of Class B common stock (Class B). Each share of common stock (whether Class A or Class B) is entitled to one vote with respect to each matter to be voted on at the Annual Meeting.
The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 31, 2013 (unless otherwise noted in the footnotes to the table) by (i) persons known to us to be the beneficial owner of more than 5% of our common stock, (ii) each of our current directors, (iii) each nominee for director, (iv) each of our executive officers listed in the Summary Compensation Table (each a “named executive officer” and collectively the “named executive officers”), and (v) all of our current directors and executive officers as a group. Unless otherwise noted in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all outstanding shares of common stock shown as beneficially owned by them. Except as noted below, the address of each shareholder in the table is c/o Schnitzer Steel Industries, Inc., P.O. Box 10047, Portland, Oregon 97296-0047. Each Class B share is convertible into one Class A share, and there are no meaningful distinctions between the rights of holders of Class A shares and Class B shares. Accordingly, the following table reports beneficial ownership of common stock in the aggregate and does not distinguish between Class A shares and Class B shares.

Name of Beneficial Owner or Number of Persons in Group	Common Stock Beneficially Owned
	Number		Percent
Royce & Associates LLC	2,984,648	(1)	11.2%
T. Rowe Price Associates, Inc.	2,195,255	(2)	8.3%
Advisory Research, Inc.	2,122,531	(3)	8.0%
Artisan Partners Limited Partnership	2,121,396	(4)	8.0%
Dimensional Fund Advisors LP	1,461,494	(5)	5.5%
David J. Anderson	—	(6)	*
John D. Carter	280,387	(7)	1.1%
William A. Furman	98,679	(8)	*
Wayland R. Hicks	3,600	(6)	*
David L. Jahnke	—	(9)	*
Judith A. Johansen	—	(10)	*
William D. Larsson	1,000	(10)	*
Tamara L. Lundgren	184,296	(11)	*
Kenneth M. Novack	313,058	(12)	1.2%
Richard D. Peach	17,497		*
Patrick L. Christopher	24,039	(13)	*
Jeffrey Dyck	20,751	(14)	*
Belinda Gaye Hyde	6,103		*
Thomas D. Klauer	27,890	(15)	*
All current directors and executive officers as a group (16 persons)	821,213	(16)	3.8%
______________________________

*	Less than 1%

(1)	Beneficial ownership as of September 30, 2013 as reported by Royce & Associates, LLC, 745 Fifth Avenue, New York, NY 10151 in a Form 13F filed by the shareholder.

(2)
Beneficial ownership as of September 30, 2013 as reported by T. Rowe Price Associates, Inc., P.O. Box 89000, Baltimore, MD 21289 in a Form 13F filed by the shareholder. These securities are owned by various individual and institutional investors, for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For further purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)	Beneficial ownership as of September 30, 2013 as reported by Advisory Research, Inc., 180 N. Stetson Street, Chicago, IL 60601 in a Form 13F filed by the shareholder.

(4)	Beneficial ownership as of September 30, 2013 as reported by Artisan Partners Limited Partnership, 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202 in a Form 13F filed by the shareholder.

(5)	Beneficial ownership as of September 30, 2013 as reported by Dimensional Fund Advisors LP, 6300 Bee Cave Road, Building One, Austin, TX 78746 in a Form 13F filed by the shareholder.

(6)	Excludes 13,835 shares covered by deferred stock units (“DSUs”) or credited to an account under the Deferred Compensation Plan for Non-Employee Directors (the “Director DCP”).

(7)	Includes 114,020 shares subject to options that became exercisable prior to October 31, 2013.

(8)	Includes 9,000 shares subject to options that became exercisable prior to October 31, 2013. Excludes 20,489 shares covered by DSUs or credited to an account under the Director DCP.

(9)	Excludes 4,167 shares covered by DSUs or credited to an account under the Director DCP.

(10)	Excludes 20,489 shares covered by DSUs or credited to an account under the Director DCP.

(11)	Includes 25,160 shares subject to options that became exercisable prior to October 31, 2013.

(12)	Includes 30,250 shares subject to options that became exercisable prior to October 31, 2013. Excludes 23,418 shares covered by DSUs or credited to an account under the Director DCP.

(13)	Mr. Christopher resigned in August 2013.

(14)	Includes 587 shares subject to options that became exercisable prior to October 31, 2013.

(15)	Includes 8,982 shares subject to options that became exercisable prior to October 31, 2013.

(16)	Includes 198,126 shares subject to options that became exercisable prior to October 31, 2013. Excludes 93,305 shares covered by DSUs or credited to an account under the Director DCP.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who beneficially own more than 10% of our outstanding common stock to file with the SEC reports of changes in ownership of our common stock held by such persons. Executive officers, directors and greater than 10% shareholders are also required to furnish us copies of all forms they file under this regulation. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, during fiscal 2013 all of our executive officers, directors and 10% shareholders complied with all applicable Section 16(a) filing requirements.
CERTAIN TRANSACTIONS
Thomas D. Klauer, Jr., President of our Auto Parts Business, is the sole shareholder of a corporation that is the 25% minority partner in a partnership in which we are the 75% partner and which operates five self-service stores in Northern California. Mr. Klauer’s 25% share of the profits of this partnership totaled $1,187,831 in fiscal 2013. We and a company owned by Mr. Klauer jointly own the real property at one of these stores, which is leased to the partnership. In fiscal 2013, Mr. Klauer’s share of the rent paid by the partnership was $351,631. The term of this lease expires in December 2015, and the partnership has the option to renew the lease, upon its expiration, for multiple five-year periods. Rent under the lease is adjusted annually based on the Consumer Price Index. Also in fiscal 2009, Mr. Klauer, through a company of which he is the sole shareholder, acquired ownership of a contiguous parcel of real property, a portion of which is leased to the partnership. The term of this lease expires in December 2015, and the partnership has the option to renew the lease, upon its expiration, for multiple five-year periods. Rent under the lease is adjusted annually based on the Consumer Price Index. The rent paid by the partnership to Mr. Klauer’s company in fiscal 2013 for this parcel was $266,095.
Members of the Schnitzer family, including director Kenneth M. Novack, former director Scott Lewis, and members of their respective immediate families, own all of the outstanding stock of MMGL Corp. (formerly Schnitzer Investment Corp.) (“MMGL”), which is engaged in the real estate business and was a subsidiary of the Company prior to 1989. The Company and MMGL are both potentially responsible parties with respect to Portland Harbor, which has been designated as a Superfund site since December 2000. The Company and MMGL have worked together in response to Portland Harbor matters, and prior to 2009 the Company paid all of the legal and consultant fees for the joint defense, in part due to its environmental indemnity obligation to MMGL with respect to the Portland scrap operations property which is adjacent to the Portland Harbor. In 2009, we agreed with MMGL to an equitable cost sharing arrangement with respect to defense costs under which MMGL pays 50% of the legal and consultant costs, net of insurance recoveries. The amounts receivable from (payable to) MMGL vary from period to period because of the timing of incurring legal and consulting fees, payments for cost reimbursements and insurance recoveries. Amounts receivable from MMGL under this agreement were $165,608 at August 31, 2013.
The Audit Committee charter requires the Audit Committee to review any transaction or proposed transaction with a related person, or in which a related person has a direct or indirect interest, and determine whether to ratify or approve the transaction, with ratification or approval to occur only if the Audit Committee determines that the transaction is fair to the Company or that approval or ratification of the transaction is in the interest of the Company. The Audit Committee has reviewed and approved or ratified each of the foregoing transactions.
PROPOSAL NO. 1 – ELECTION OF DIRECTORS
We are asking shareholders to elect the three individuals nominated by the Board, all of whom are current directors.
The Board currently consists of nine members divided into three classes pursuant to our 2006 Restated Articles of Incorporation and Restated Bylaws. One class of directors is elected each year for a three-year term. The term of Class II directors expires at the 2014 annual meeting; the term of Class III directors expires at the 2015 annual meeting and the term of Class I directors expires at the 2016 annual meeting. Generally, the terms of directors continue until their respective successors are duly elected and qualified.
Action will be taken at the 2014 annual meeting to elect three Class II directors to serve until the 2017 annual meeting of shareholders. The nominees for election at the 2014 annual meeting are Wayland R. Hicks, Judith A. Johansen and Tamara L. Lundgren. The Board has determined that Mr. Hicks and Ms. Johansen qualify as independent directors under our Corporate Governance Guidelines, SEC rules and NASDAQ requirements. If any nominee is unable to stand for election, the persons named in the proxy will vote the proxy for a substitute nominee in accordance with the recommendation of the Board. We are not aware of any nominee who is or will be unable to stand for reelection. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Proxies received from shareholders of record, unless directed otherwise, will be voted FOR the election of each of the three nominees. Abstentions and broker non-votes will have no effect on the results of the vote.
Set forth below are the name, age, position with the Company, present principal occupation or employment, five-year employment history and qualifications for service as a director of each of the nominees, as well as the Class I and Class III directors who are continuing to serve.

Name, Year First Became Director and Director Class	Business Experience and Qualifications	Age as of January 29, 2014
Class II Director Nominees

Wayland R. Hicks 2009
Director of the Company since April 2009 and a member of the Company’s Compensation and Nominating and Corporate Governance Committees. Mr. Hicks served as Director and Vice Chairman of United Rentals, Inc., a construction equipment rental company, from 1998 until March 2009. At United Rentals, Inc., he also served as Chief Executive Officer from December 2003 until June 2007 and Chief Operating Officer from 1997 until December 2003. Mr. Hicks served as Chief Executive Officer and President of Indigo N.V., a manufacturer of commercial and industrial printers, from 1996 to 1997, and as Vice Chairman and Chief Executive Officer of Nextel Communications Corp. from 1994 to 1995. From 1967 to 1994, he held various executive positions with Xerox Corporation. Mr. Hicks is a director of Perdue Farms Incorporated. In addition to his experience as a CEO, Mr. Hicks provides expertise in operations, general manufacturing, international business, mergers and acquisitions, logistics, executive compensation, and strategic planning and analysis.
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Judith A. Johansen 2006
Director of the Company since January 2006. Ms. Johansen is Chairman of the Company’s Compensation Committee and a member of the Audit Committee. Ms. Johansen was previously President of Marylhurst University in Lake Oswego, Oregon, a position she held from July 2008 to September 1, 2013. Upon her resignation as President Ms. Johansen tendered her resignation from the Board as required by the Company’s Corporate Governance Guidelines. The Board, on the recommendation of the Nominating and Corporate Governance Committee, determined that Ms. Johansen’s continued service as a director was in the best interests of the Company and therefore rejected the resignation. Ms. Johansen was previously employed by PacifiCorp, an electric utility, as Executive Vice President of Regulation and External Affairs from December 2000 to December 2001 and was President and Chief Executive Officer from December 2001 through March 2006. Ms. Johansen is a director of IDACORP and Idaho Power Company, Kaiser Permanente Foundation Hospitals and Health Plan, Pacific Continental Corp. and Pacific Continental Bank, and Roseburg Forest Products Group. In addition to her experience as a CEO, Ms. Johansen provides expertise in the commodities markets, human resources, executive compensation, government and community relations, change management and environmental issues.
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Tamara L. Lundgren 2008
President, Chief Executive Officer and a Director of the Company since December 2008. Ms. Lundgren joined the Company in September 2005 as Vice President and Chief Strategy Officer, became Executive Vice President, Strategy & Investments and President of Shared Services in April 2006 and served as Executive Vice President and Chief Operating Officer of the Company from November 2006 to December 2008. Prior to joining the Company, Ms. Lundgren was a managing director in investment banking at JPMorgan Chase, which she joined in 2001. From 1996 until 2001, Ms. Lundgren was a managing director of Deutsche Bank AG in New York and London. Prior to joining Deutsche Bank, Ms. Lundgren was a partner at the law firm of Hogan & Hartson, LLP in Washington, D.C. Ms. Lundgren is a director of Ryder System, Inc. and the Federal Reserve Bank of San Francisco, Portland Branch.
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THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

Name, Year First Became Director and Director Class	Business Experience and Qualifications	Age as of January 29, 2014

Class III Directors

David J. Anderson 2009
Director of the Company since April 2009 and Chairman of the Company’s Nominating and Corporate Governance Committee and a member of our Audit Committee. Mr. Anderson served as Executive Director and Co-Vice Chairman of Sauer-Danfoss Inc., a worldwide leader in the design, manufacture and sale of engineered hydraulic, electric and electronic systems and components, from July 2008 through January 2009. He was President and Chief Executive Officer of Sauer-Danfoss Inc. from July 2002 until January 2009 and a director of Sauer-Danfoss Inc. from July 2002 until July 2008. Mr. Anderson served as Executive Vice President – Strategic Business Development of Sauer-Danfoss Inc. from May 2000 until July 2002. From 1984 to May 2000, he held various senior management positions with Sauer-Danfoss Inc. and Sauer-Danfoss (US) Company. From 1970 to 1984, Mr. Anderson held various executive positions in business development, sales, marketing and applications engineering with manufacturing and distribution businesses in the fluid power industry. Mr. Anderson is a director of Modine Manufacturing Company and serves on its Audit, Compensation, and Corporate Governance and Nominating committees and is Board Chair of MTS Systems Corporation and serves on its Audit Committee. He has also served on the boards of the National Fluid Power Association and the National Fluid Power Association’s Technology and Education Foundation, chairing each in 2008 and 2009. In addition to his experience as a CEO, Mr. Anderson provides expertise in general manufacturing, international business, strategic planning, growth management, operational integration and operations.
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John D. Carter 2005
Director of the Company since May 2005 and Chairman of the Board since December 2008. Mr. Carter was President and Chief Executive Officer of the Company from May 2005 to December 2008. From 2002 to May 2005, Mr. Carter was engaged in a consulting practice focused primarily on strategic planning in transportation and energy for national and international businesses, while also owning other small business ventures. From 1982 to 2002, Mr. Carter served in a variety of senior management capacities at Bechtel Group, Inc., an engineering and construction company, including as Executive Vice President and Director, as well as President of Bechtel Enterprises, Inc., a wholly-owned subsidiary, and other operating groups. He retired from Bechtel at the end of 2002. Prior to his Bechtel tenure, Mr. Carter was a partner in a San Francisco law firm. He is a director of Northwest Natural Gas Company, FLIR Systems, Inc., and JELD-WEN, Inc. and Chairman of the Board of Kuni Automotive. In addition to his prior service as the Company’s Chief Executive Officer, Mr. Carter brings extensive international business experience and provides expertise in strategic planning and analysis, mergers and acquisitions, operations, environmental affairs, and government relations.
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Kenneth M. Novack 1991
Director of the Company since 1991 and Chairman from May 2005 until December 2008. Mr. Novack is the President of MMGL Corp. Mr. Novack was Chief Executive Officer of MMGL from January 2002 until January 2006, Chairman of the Board of MMGL from 2004 to 2006, and President of MMGL from 1991 until 2002. Mr. Novack served as Chairman of the Board of Liberty Shipping Group from 1991 until 2006 and Chairman of the Board of Lasco Shipping Co. from 2000 to 2003. He is a director of Genesis Financial Solutions, Inc. and a director and Chairman of the Board of Avinger, Inc., a developer and manufacturer of medical devices. In addition to his prior service as an executive officer and former Chairman of the Board of the Company, which provided him extensive experience in the scrap metal industry, Mr. Novack provides expertise in logistics, particularly shipping, international business, commodities, mergers and acquisitions, investor and media relations, and strategic planning and analysis. Mr. Novack is a member of the Schnitzer family.
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Name, Year First Became Director and Director Class	Business Experience and Qualifications	Age as of January 29, 2014

Class I Directors

William A. Furman 1993	Director of the Company since September 1993 and a member of the Company’s Compensation and Nominating and Corporate Governance Committees. Since 1981, he has been President, Chief Executive Officer and a director of The Greenbrier Companies, Inc., a publicly-held company engaged in manufacturing, marketing and leasing railcars and other equipment. In addition to his experience as a CEO, Mr. Furman provides expertise in general manufacturing, international business, mergers and acquisitions, logistics, executive compensation, and government and community relations.	69

William D. Larsson 2006
Director of the Company since March 2006. Mr. Larsson is Lead Director and Chairman of the Company’s Audit Committee. From 2000 until 2009, Mr. Larsson was Senior Vice President and Chief Financial Officer of Precision Castparts Corp., a leading manufacturer of complex metal components and products principally for the aerospace and power generation industries. Mr. Larsson is a director of Clearwater Paper Corporation where he serves as Chairman of its Nominating and Governance Committee and a member of its Audit Committee. In addition to his experience as a CFO, Mr. Larsson provides expertise in general manufacturing, international business, mergers and acquisitions, executive compensation, strategic analysis, and growth management and organizational integration.
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David L. Jahnke 2013
Director of the Company since January 2013 and a member of the Company’s Audit and Nominating and Corporate Governance Committees. Mr. Jahnke held various positions at KPMG, the international accounting firm, from 1975 until 2010. From 2005 to 2010, he was the Global Lead Partner for a major KPMG client and was located in KPMG’s Zurich, Switzerland office. Prior to that time he held positions of increasing responsibility in KPMG, including Office Managing Partner and Audit Partner in Charge of the Minneapolis office from 1999 to 2004. Mr. Jahnke is a Certified Public Accountant in Minnesota and a director of First Interstate BancSystem, Inc. where he serves on its Audit Committee and is chairman of its Governance and Nominating Committee. He is also a director of Swiss Re America Holding Corporation where he serves as Chairman of its Audit Committee and is a member of its Executive Committee. Mr. Jahnke brings experience and expertise in accounting and financial reporting, complex financial transactions and international business.
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Corporate Governance
Our Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee (the “N&CG Committee”), each of which has a written charter adopted by the Board of Directors, copies of which are posted on our website at www.schnitzersteel.com. The Board of Directors has also adopted Corporate Governance Guidelines which are posted on our website.
Director Independence. The Board of Directors has determined that David J. Anderson, William A. Furman, Wayland R. Hicks, David L. Jahnke, Judith A. Johansen and William D. Larsson are “independent directors” as defined by our Corporate Governance Guidelines and NASDAQ listing requirements. Accordingly, a majority of the directors have been determined to be independent directors. The independent directors hold regularly scheduled meetings at which only independent directors are present.
The independent directors serve on the following committees:
● = Member C = Chair

Board Committees
Director	Audit	Compensation	Nominating & Corporate Governance
David J. Anderson	●		C
William A. Furman		●	●
Wayland R. Hicks		●	●
David L. Jahnke	●		●
Judith A. Johansen	●	C
William D. Larsson	C

During fiscal 2013, the Board of Directors held five meetings, the Audit Committee held 10 meetings, the Compensation Committee held five meetings, and the N&CG Committee held four meetings. Each director attended at least 75% of the aggregate number of meetings of the Board and committees of the Board on which he or she served that were held during the period for which he or she served. We encourage all directors to attend each annual meeting of shareholders, and all directors who continued in office attended the 2013 Annual Meeting.
Board Leadership.    The current Board leadership structure separates the role of Chairman and CEO. These roles have been separate since May 2005 and the Board and the N&CG Committee have determined that the current structure continues to be appropriate as it enables Ms. Lundgren to focus on the complexities and challenges of the role as our chief executive officer while enabling Mr. Carter to continue to provide leadership at the Board level. This leadership structure also enables the Board to better fulfill its risk oversight responsibilities, as described under “The Board’s Role in Risk Oversight”. The Board periodically assesses its leadership structure in light of the Company’s needs and circumstances.
The Board also has a lead director, who is an independent director. Mr. Larsson has been the lead director since the position was created in November 2008. The lead director’s responsibilities include: facilitating effective communication between the Board and management; consulting with the Chairman and CEO; discussing annually with the Chairman the CEO’s performance, development and compensation; and presiding at meetings of the Board when the Chairman is not present, including executive sessions of the non-management and the independent Directors. The lead director generally attends all meetings of the Board’s committees.
Functions of Board Committees.    The principal functions of the Audit Committee are set forth in its charter, which may be found at www.schnitzersteel.com and include the following: overseeing our accounting and financial reporting processes and the audits of our financial statements; appointing, approving the compensation of, and overseeing the independent auditors; reviewing and approving all audit and non-audit services performed by the independent auditors; reviewing the scope and discussing the results of the audit with the independent auditors; reviewing management’s assessment of the Company’s internal controls over financial reporting; overseeing the Company’s compliance program; overseeing the Company’s internal audit function; and reviewing and approving, as appropriate, all transactions of the Company with related persons (see “Certain Transactions”). The Board has determined that each member of the Audit Committee meets all additional independence and financial literacy requirements for Audit Committee membership under the SEC and NASDAQ rules, and has also determined that each of Messrs Anderson, Jahnke and Larsson and Ms. Johansen is an “audit committee financial expert” as defined in regulations adopted by the SEC.
The principal functions of the Compensation Committee are set forth in its charter, which may be found at www. schnitzersteel.com and include the following: overseeing the administration of the Company’s executive and director compensation plans and equity-based plans; overseeing and evaluating the performance of the CEO and determining the Chairman’s and the CEO’s compensation; administering and interpreting executive compensation plans, the Company’s stock plans and all other equity-based plans from time to time adopted by the Company, including our 1993 Stock Incentive Plan as amended (“SIP”); determining the compensation of the other executive officers; in consultation with the N&CG Committee, reviewing and recommending to the Board for approval compensation for members of the Board, including compensation paid to committee members and committee chairs; and overseeing the preparation of executive compensation disclosures included in the Company’s proxy statement in accordance with the SEC rules and regulations. For a description of the Committee’s activities regarding executive compensation, refer to the “Compensation Discussion and Analysis.” The Board has determined that each member of the Compensation Committee meets the additional independence standards under the NASDAQ rules and Rule 16b-3 under the Securities Exchange Act of 1934.
The principal functions of the N&CG Committee are set forth in its charter, which may be found at www. schnitzersteel.com and include the following: identifying, selecting and recommending to the Board individuals proposed to be (i) nominated for election as directors by the shareholders or (ii) elected as directors by the Board to fill vacancies; working with the Chairman of the Board and the Lead Director, seeking to ensure that the Board’s committee structure, committee assignments and committee chair assignments are appropriate and effective; developing and recommending to the Board for approval, and reviewing from time to time, a set of corporate governance guidelines for the Company, which includes a process for the evaluation of the Board, its committees and management; developing and maintaining director education opportunities; and monitoring compliance with the corporate governance guidelines adopted by the Board.
Assessment of Director Qualifications.    The N&CG Committee uses a Board composition matrix to inventory the expertise, skills and experience of each director to ensure that the overall Board maintains a balance of knowledge and experience. The Committee carefully reviews all director candidates, including current directors, based on the current and anticipated composition of the Board, our current and anticipated strategy and operating requirements, and the long-term interests of shareholders. While the Board and the N&CG Committee do not have a formal policy on diversity, in conducting this review and assessment, the N&CG Committee strives to achieve diversity on the Board by considering education, experience, length of service on the Board and such other factors as it deems appropriate. The N&CG Committee and the Board define diversity broadly to include the background, professional experience, skills and viewpoints necessary to achieve a balance and mix of perspectives. In addition, the N&CG

Committee annually conducts a self-assessment of the Board, each Board committee and each committee member to evaluate, among other things, the Board’s diversity.
Director Nominations.    The N&CG Committee identifies potential director candidates through a variety of means, including recommendations from members of the N&CG Committee or the Board, suggestions from Company management, and shareholder recommendations. The N&CG Committee also may, in its discretion, engage director search firms to identify candidates. Shareholders may recommend director candidates for consideration by the N&CG Committee by submitting a written recommendation to the N&CG Committee, c/o Richard C. Josephson, Secretary, Schnitzer Steel Industries, Inc., P.O. Box 10047, Portland, Oregon 97296-0047. The recommendation should include the candidate’s name, age, qualifications (including principal occupation and employment history), and written consent to be named as a nominee in our proxy statement and to serve as a director, if elected. All recommendations for nomination received by the Secretary that satisfy our bylaw requirements relating to such director nominations will be presented to the N&CG Committee for its consideration. In assessing potential candidates, the N&CG Committee considers the composition of the Board as a whole and the character, background and professional experience of each potential candidate. In its evaluation of potential candidates, the N&CG Committee applies the criteria set forth in our Corporate Governance Guidelines and considers the following factors: qualification as an “independent director”; character, integrity and mature judgment; accomplishments and reputation in the business community; knowledge of our industry or other industries relevant to our business; specific skills, such as financial expertise, needed by the Board; inquisitive and objective perspective; commitment and ability to devote time and effort to Board responsibilities; and diversity of viewpoints and experience. In considering recommendations regarding the re-nomination of incumbent directors, the N&CG Committee also takes into account the performance of such persons as directors, including the number of meetings attended and the level and quality of participation, as well as the value of continuity and knowledge of the Company gained through Board service. The N&CG Committee meets to discuss and consider the qualifications of each potential new director candidate, whether recommended by shareholders or identified by other means, and determines by majority vote whether to recommend such candidate to the Board of Directors. The final decision to either elect a candidate to fill a vacancy between annual meetings or include a candidate on the slate of nominees proposed at an annual meeting is made by the Board of Directors. In considering the current directors, including the three director nominees proposed for election at the Annual Meeting, the N&CG Committee and the Board specifically considered the background, experiences and qualifications described in their biographies appearing under “Election of Directors” in this proxy statement.
Director Tenure.    We do not have a fixed retirement age for directors. Under our Corporate Governance Guidelines a director is required to submit a written resignation to the Board, to be effective at the end of the director’s then current term, when the director begins his or her 15th year of service on the Board. The Board may accept or reject the tendered resignation after considering the recommendation of the N&CG Committee as to the appropriateness of the director’s continued membership on the Board.
Recent Bylaw Amendment.    The Board, in consultation with the N&CG Committee, reviews our governance and organizational documents, including our bylaws, on a regular basis and routinely assesses when and whether an update would be appropriate and in the best interests of the Company and its shareholders. These reviews and assessments include staying apprised of legal, governance and business developments, current and emerging best practices and the perspectives of shareholders and other stakeholders and taking into account such factors as the Board deems pertinent. With respect to bylaw amendments, the Board generally acts on the recommendation of the N&CG Committee following deliberation and consultation with advisors as necessary, and we make any bylaw amendments publicly available through periodic filings with the SEC and postings to our website. In fiscal 2013 we amended our bylaws to add a new Section 8.7 providing that the exclusive forum for certain corporate litigation involving the Company shall be a state court located in Oregon (the “Exclusive Forum Bylaw”). The Board determined that adoption of the Exclusive Forum Bylaw is in the best interests of the Company and its shareholders for a number of reasons, including the importance of preventing the unnecessary diversion of corporate resources to address costly, wasteful and duplicative multi-forum litigation, facilitating increased consistency and predictability in litigation outcomes and recent caselaw developments in other jurisdictions upholding the Board’s authority to adopt such bylaws and their validity.
The Board’s Role in Risk Oversight.    We have a comprehensive enterprise risk management process in which management is responsible for managing the Company’s risks and the Board and its committees provide oversight of these efforts. We have a Chief Risk Officer who reports to our Chief Financial Officer (“CFO”), is responsible for the risk management program and provides periodic reports to the Board. Risks are identified, assessed and managed on an ongoing basis and communicated to management during management meetings or otherwise as appropriate. Existing and potential material risks are addressed during periodic executive management meetings, resulting in both Board and/or Board committee discussion and public disclosure, as appropriate.
The Board is responsible for overseeing management in the execution of its risk management responsibilities and for assessing the Company’s approach to risk management. The Board administers this risk oversight function either through the full Board or through its standing committees. The full Board reviews enterprise-wide strategic risks and certain other risk areas on a regular basis. An overall review of risk is inherent in the Board’s consideration of our long-term strategies and in the transactions and other matters presented to the Board for approval, including capital expenditures and material acquisitions. The Audit Committee oversees financial risks (including risks associated with accounting, financial reporting, disclosure and internal controls over financial reporting), our compliance programs and legal risks. The Compensation Committee considers risks related to the attraction and retention of management talent and the design of the Company’s compensation programs and arrangements. The N&CG Committee considers risks related to corporate governance practices and leadership succession.
Assessment of Compensation Risk.    Management and the Compensation Committee conducted an assessment of the risks associated with our compensation programs and determined that they do not create risks which are reasonably likely to have a material adverse impact on us. In conducting the evaluation the Committee, with the assistance of Pearl Meyer & Partners , its compensation consultant, reviewed our compensation structure and noted numerous ways in which risk is effectively managed or mitigated, including: the balance of corporate and business unit weighting in incentive plans, the balanced mix between short-term and long-term incentives, caps on incentives, use of multiple performance measures, discretion on individual awards, a portfolio of long-term incentives, use of stock ownership guidelines and the existence of an anti-hedging policy for Company stock. In addition, the Committee analyzed the overall enterprise risks and how compensation programs impacted individual behavior that could exacerbate these enterprise risks.
Additionally, we obtained advice from Towers Watson, the Company’s compensation consultant, in designing our incentive plans (executive and broad-based) to determine if any practices might encourage excessive risk taking on the part of senior executives. Several of the features of and practices related to our incentive plans (executive and broad-based) mitigate risk, including the use of multiple measures in our annual and long-term incentive plans, Committee discretion in payment of incentives in the executive plans, use of multiple types of long-term incentives, payment caps, significant stock ownership guidelines and our anti-hedging policy for Company stock. In light of these analyses, the Committee believes that the architecture of our compensation programs (executive and broad-based) provide multiple, effective safeguards to protect against undue risk.
Anti-Hedging Policy for Company Stock.    Our stock trading policy, applicable to our directors and employees, prohibits engaging in any short sale of our stock, establishing or using a margin account with a broker-dealer for the purpose of buying or selling our stock or using it as collateral therefor, or buying or selling puts, calls, prepaid variable forward contracts, equity swaps, collars, exchange funds or other instruments or derivatives designed to hedge the value of our stock.
Communication with Directors.    Shareholders desiring to communicate directly with the Board of Directors, or with any individual director, may do so in writing addressed to the intended recipient or recipients c/o Richard C. Josephson, Secretary, Schnitzer Steel Industries, Inc., P.O. Box 10047, Portland, Oregon 97296-0047. All such communications will be reviewed and forwarded to the designated recipient or recipients in a timely manner.

Director Compensation
The following table sets forth certain information concerning compensation paid to directors other than Ms. Lundgren during the fiscal year ended August 31, 2013 (unless otherwise noted in the footnotes to the table).

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
David J. Anderson	75,000	120,000		—	—	195,000
John D. Carter	550,000	—	195,414	—	152,205	897,619
William A. Furman	70,000	120,000		—	—	190,000
Wayland R. Hicks	70,000	120,000		—	—	190,000
David L. Jahnke	40,833	120,000		—	—	160,833
Judith A. Johansen	80,000	120,000		—	—	200,000
William D. Larsson	115,000	120,000		—	—	235,000
Scott Lewis(6)	35,000	—		—	—	35,000
Kenneth M. Novack	70,000	120,000		—	—	190,000
______________________________

(1)
Includes amounts deferred at the election of a director under the Deferred Compensation Plan for Non-Employee Directors, which is described below. For Mr. Carter, represents base salary paid pursuant to his employment agreement as the Chairman of the Board (as described below).

(2)
Represents the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Classification (“ASC”) Topic 718, excluding the effect of estimated forfeitures. These amounts reflect the grant date fair value and may not correspond to the actual value that will be recognized by the directors. Stock awards consist of DSUs valued using the closing market price of the Company’s Class A common stock on the NASDAQ Global Select Market on the grant date. On January 30, 2013, the date of the Company’s 2013 Annual Meeting, each director then in office other than Mr. Carter and Ms. Lundgren was automatically granted DSUs for 4,166.667 shares. The grant date fair value of this DSU grant to each director was $120,000 (or $28.80 per share) which was equal to the closing market price of the Company’s Class A common stock on the grant date. These DSUs vest on January 28, 2014 (the day before the 2014 annual meeting), subject to continued Board service. The DSUs become fully vested on the earlier death or disability of a director or a change in control of the Company (as defined in the DSU award agreement). After the DSUs have become vested, directors will be credited with additional whole or fractional shares to reflect dividends that would have been paid on the stock subject to the DSUs. The Company will issue Class A common stock to a director pursuant to vested DSUs in a lump sum in January of the year following the year the director ceases to be a director of the Company, subject to the right of the director to elect an installment payment program under the Company’s Deferred Compensation Plan for Non-Employee Directors.

At August 31, 2013, each non-employee director other than Mr. Carter held unvested DSUs for 4,166.667 shares. On June 28, 2013, Mr. Carter acquired 24,123 shares with a value of $563,996 on vesting of previously granted RSUs.

(3)
In November 2012, as part of the amendment to Mr. Carter’s employment agreement, his outstanding options were amended to postpone termination by treating continued board service as if it were continued employment. The amount in the above table represents the incremental fair value of Mr. Carter’s options resulting from this modification, computed in accordance with ASC Topic 718. At August 31, 2013, Mr. Carter held outstanding vested stock options to purchase 22,020 shares at $34.46 per share and 92,000 shares at $25.11 per share which expire in 2015 or one year after termination of his service as a director, if earlier. Also at August 31, 2013, other non-employee directors held outstanding vested options to purchase the following number of shares of Class A common stock: 9,000 by Mr. Furman and 30,250 by Mr. Novack.

(4)
Represents changes in the actuarial present value of accumulated benefits under the Company’s Pension Retirement Plan and the Company’s Supplemental Executive Retirement Bonus Plan. For Mr. Carter in fiscal 2013, this amount was $(45,686). At August 31, 2013, the actuarial present value of Mr. Carter’s accumulated benefits under these plans was $387,673. During fiscal 2013, Mr. Carter received distributions of $17,536 under the Supplemental Executive Retirement Bonus Plan.

(5)
Includes Company matching contributions of $10,000 to Mr. Carter’s account under the 401(k) Plan, $75,000 for the payout of Mr. Carter’s accumulated paid time-off balance upon termination of his employment, $3,158 for out-of-pocket medical expenses reimbursed under the supplemental executive medical benefits plan, $28,770 as a lump sum payment to cover COBRA payments for medical insurance for calendar 2013, $20,536 to cover income taxes on the COBRA reimbursement, $3,779 in premiums paid for life, disability and other insurance, and a $10,962 automobile allowance.

(6)	Mr. Lewis ceased to be a director of the Company on January 30, 2013.
The annual fee for non-employee directors is $70,000 ($105,000 for Mr. Larsson as Lead Director). We do not pay fees for attendance at Board and committee meetings. The annual cash retainer for the Chairs of the Audit and Compensation Committees is $10,000 and for the Chair of the N&CG Committee is $5,000.
In 2004, directors began participating in the Company’s SIP, and in 2004 and 2005 non-employee directors received stock option grants. Since August 2006, non-employee directors have been awarded DSUs instead of stock options. One DSU gives the director the right to receive one share of Class A common stock at a future date (as described in footnote 2 above). At each annual meeting of shareholders, each non-employee director receives DSUs for a number of shares equal to $120,000 divided by the closing market price of the Class A common stock on the grant date.
Non-employee directors may elect to defer all or part of their compensation under the Deferred Compensation Plan for Non-Employee Directors, which was adopted by the Board in 2006. Directors’ cash fees are credited to a cash account or a stock account, as selected by the director. Payments from the cash account are paid in cash, and payments from the stock account are paid in Class A common stock. The cash account is credited with quarterly interest equal to the average interest rate paid by us under our senior revolving credit agreement (or if there are no borrowings in a quarter, at the prime rate) plus two percent. The stock account is credited with additional whole or partial shares reflecting dividends that would have been paid on the shares. Deferred amounts are paid in a single payment or in equal annual installment payments for up to 15 years commencing in January following the date the director ceases to be a director. DSUs are credited to the directors’ stock accounts under the plan when the DSUs become vested, and the awards are administered under the plan. A director may elect to receive stock under a DSU in equal annual installment payments for up to 15 years commencing in January following the date the director ceases to be a director.
Mr. Carter served as the Company’s CEO until December 2008, when he was succeeded in that position by our current CEO, Ms. Lundgren. At that time, Mr. Carter entered into an amended and restated employment agreement with the Company to serve as our Chairman of the Board. Mr. Carter’s employment agreement was further amended and restated in June 2011 to govern the terms and conditions of his employment as the Chairman through December 1, 2014. However, Mr. Carter subsequently decided to retire as an employee of the Company effective December 28, 2012 while continuing as a non-employee Chairman of the Board. At Mr. Carter’s request, in November 2012, his employment agreement was further amended to address matters related to his retirement and to specify his compensation for services as non-employee Chairman through December 31, 2014. As amended in June 2011 and in effect during fiscal 2013 prior to his retirement, Mr. Carter’s employment agreement provided for (i) an annual base salary of $650,000, subject to annual review and increase, but not decrease, by the Committee and (ii) an RSU award following the end of each Company fiscal year having an aggregate grant date fair value of not less than $750,000 and, unless the Compensation Committee determined otherwise, not more than $900,000, with the actual award to be determined by the Compensation Committee in its discretion. The agreement provided that the RSUs would vest on the earlier of two years from the grant date or any termination of Mr. Carter’s employment other than termination for cause. The November 2012 amendment requested by Mr. Carter reduced his cash compensation, eliminated his RSU awards and provided that (a) commencing December 29, 2012, Mr. Carter receives an annual fee of $500,000, payable quarterly in arrears, for service as non-employee Chairman and is ineligible for other compensation paid to non-employee directors, (b) he will receive continuation of health insurance benefits for 60 months following his retirement, and (c) his outstanding stock options were amended to postpone termination by treating continued board service as if it were continued employment.
We have entered into indemnity agreements with each director pursuant to which we agree to indemnify such director in connection with any claims or proceedings involving the director by reason of serving as a director of the Company, as provided in the agreement.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
This Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and programs, the decisions that the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) has made under those programs and the factors considered in those decisions. This Compensation Discussion and Analysis focuses on the compensation of our named executive officers for fiscal 2013 disclosed in the tables below. The named executive officers are listed below.

Name	Title
Tamara L. Lundgren	President and Chief Executive Officer
Richard D. Peach	Senior Vice President and Chief Financial Officer
Patrick L. Christopher (1)	Formerly Senior Vice President and President, Metals Recycling Business
Jeffrey Dyck	Senior Vice President and President, Steel Manufacturing Business
Belinda Gaye Hyde	Senior Vice President and Chief Human Resources Officer
Thomas D. Klauer	Senior Vice President and President, Auto Parts Business
______________________________
(1) Resigned effective August 14, 2013.
How Executive Pay is Tied to Company Performance
Our executive compensation programs are designed to reward executive officers for driving our business strategy and creating shareholder value by paying for performance consistent with an acceptable risk profile. The foundation of our compensation philosophy is to:

•	Promote creation of shareholder value;

•	Attract and retain qualified high performing executive officers;

•	Motivate high levels of performance; and

•	Be competitive in the market for talent.
Our executive compensation program emphasizes delivering compensation at a competitive market level which will allow us to reward executive officers who demonstrate consistent performance over a multi-year period to earn compensation above the executive’s annual target when we achieve above-targeted long-term performance. Conversely, the program will provide less than the annual target compensation when performance does not meet expectations. Our executive compensation program is designed to have sufficient flexibility to reward the achievement of the goals for each of our business units, and to do so within the overall objectives for performance of the Company as a whole. Individual executive compensation may be above or below the annual target level based on the Company’s performance, the individual’s performance, contribution to the organization, experience, expertise and skills, economic and market conditions and other relevant factors.

Summary of our Executive Compensation Program
Set forth below is a summary of our executive compensation practices.

Our Executive Compensation Practices

•	We link our executive compensation to our performance:

◦
For the President and Chief Executive Officer (“CEO”), the fiscal 2013 Annual Performance Bonus Program (“APBP”) payout was linked to return on capital employed (“ROCE”), earnings per share (“EPS”), safety performance, sales volumes of our Metals Recycling Business (“MRB”) and car purchase volumes of our Auto Parts Business (“APB”).

◦
For executive officers other than the CEO, the fiscal 2013 Annual Incentive Compensation Plan (“AICP”) payout was linked to EPS, divisional operating income, divisional ROCE, safety performance and other individual goals.

◦
50% of the annual equity awards are time-vested restricted stock grants, which are intended to incentivize executives to create shareholder value through stock price appreciation and provide a retention incentive.

◦	50% of the annual equity awards are performance share awards that vest following the end of the performance period based on Company performance during the period.

◦	Metrics for incentive plans are based on the Company’s business plan and are approved by the Committee at the beginning of the performance period.

•	Ownership and retention requirements

◦	We have adopted stock ownership guidelines to promote long-term alignment of the interests of our shareholders and our officers, as discussed on page 29.

◦	Once officers achieve compliance, they must also retain at least 50% of shares that vest thereafter for at least three years.

•	Double-trigger change-in-control agreements

◦	Our change-in-control agreements are double trigger, i.e. a change in control plus termination of the executive’s employment by the successor Company without cause or by the executive for good reason.

◦	Since 2008, the Committee has not included excise tax gross-ups in any new or modified change-in-control agreements.

•	Risk mitigation measures

◦	We use a mix of annual and long-term incentive awards and overlapping performance periods to drive current performance in light of long-term objectives.

◦	The complementary and diverse performance metrics across our plans are designed to drive balanced decision-making.

•	Minimal perquisites

◦	Perquisites totaled less than $20,000 in fiscal 2013 for the CEO and each other named executive officer.

•	Independent compensation consultant

◦	The Committee directly retains Pearl Meyer & Partners as its compensation consultant. Pearl Meyer & Partners does not provide any other services to the Company.

•	Peer Group appropriateness

◦	In fiscal 2013, the Committee expanded the benchmarking peer group to include 21 companies that it believes reflect the appropriate industry, size, geographic scope, and market dynamics.

◦	We are positioned at the 55th percentile of revenue and the 25th percentile of market capitalization within the peer group.
Business Performance
In fiscal 2013, weak economic conditions continued to negatively impact demand for recycled metals, resulting in lower sales volumes and lower average net selling prices as compared to the prior year. In addition, the lower price environment adversely impacted the supply of raw materials which further compressed margins. In fiscal 2013, we generated full-year revenues of $2.6 billion, a loss per share of $(10.56) and an adjusted net loss per share of $(0.07), excluding the impact of a non-cash goodwill impairment charge and other items (for the definition of adjusted earnings per share and a reconciliation to GAAP reported earnings per share, see “Non-GAAP Financial Measures” on page 41 of our Annual Report on Form 10-K for the fiscal year ended August 31, 2013). We generated $39 million of operating cash flow which allowed us to continue to pursue our balanced capital allocation strategy, including our strategic investments and the return of capital to shareholders through our quarterly dividend. We invested $90 million in capital expenditures, including the completion of our new shredder facility in Western Canada and the upgrade of our nonferrous extraction and separation technology in Puerto Rico. We also invested more than $50 million in a combination of the acquisition and opening of 11 new Auto Parts locations and the buyout of the non-controlling interest in a Canadian subsidiary. Our annual dividend equated to a rate of $0.75 per share, or $20 million in the aggregate.
Fiscal 2013 highlights:

•
Metals Recycling Business (“MRB”) shipped 4.3 million ferrous tons and 520 million nonferrous pounds while continuing to focus on enhanced operational performance, including generating higher nonferrous yields, delivering synergies with our Auto Parts Business and completing significant capital investments.

•	Auto Parts Business (“APB”) expanded its retail network by 20% with the acquisition or opening of 11 stores while generating an 8% operating margin on an aggregate of 356,000 cars purchased.

•
Steel Manufacturing Business (“SMB”) delivered its best performance since fiscal 2008, driven by gradually improving domestic demand, a 9% increase in sales volumes, full-year rolling mill utilization of 66%, and the benefit of productivity improvements and other cost efficiencies.

•
In August 2012, we announced a restructuring plan which targeted $25 million of savings in annual operating costs. We achieved this goal and announced, in October 2013, an additional cost reduction and productivity improvement program which we expect to deliver an additional $30 million of annual savings in operating costs over the next two fiscal years.

•
We were recognized for the second time as “Scrap Company of the Year” by American Metal Market at its annual Steel Excellence Awards and also received three Fleet Safety Awards from the Institute of Scrap Recycling Industries (ISRI). These acknowledgments reflect our commitment to safety and our unwavering focus on providing excellent service to our customers and our communities.

In fiscal 2013, all three divisions generated operating income before impairment charges on goodwill and other assets. Although we demonstrated solid execution of our strategy, our financial performance was below the expectations used to set the targets for fiscal 2013 in our executive compensation program.
Because our executive compensation program is designed to pay for performance, actual compensation in fiscal 2013 was lower than the fiscal 2013 target levels, which reflected alignment with the Company’s financial performance during the period as represented by the following:

•
Due to the Company’s lower fiscal 2013 financial performance in MRB and APB, our annual incentive plans paid out below target for the CEO and the other named executive officers, other than Mr. Dyck. SMB’s strong fiscal 2013 performance resulted in an above-target payout for Mr. Dyck.

•	Shares vested under the fiscal 2011-2013 performance share awards were below target, also reflecting the Company’s performance in fiscal 2012 and 2013.

The Executive Compensation Process
Role of the Compensation Committee.    The Committee is responsible for:

•	Developing and making recommendations to the Board with respect to our compensation policies and programs;

•	Determining the levels of all compensation to be paid to our CEO and other executive officers (including annual base salary and incentive compensation, equity incentives and benefit plans); and

•	Granting stock options, performance shares, restricted stock units (“RSUs”), and other awards under and administering our 1993 Stock Incentive Plan as amended (“SIP”).
The Committee cannot delegate this authority. The Committee regularly reports its activities to the Board.
The Committee is comprised of three directors, each of whom has been determined by the Board to be independent under our Corporate Governance Guidelines and applicable SEC, NASDAQ and IRS rules. Currently, the members of the Committee are Judith A. Johansen, Chair, William A. Furman and Wayland R. Hicks. The Committee operates pursuant to a written charter (available on the Company’s website at http://www.schnitzersteel.com/documents/compensation_committee_charter_apr_12.pdf) which is reviewed by the Committee on an annual basis and approved by the Board. The Committee meets at least quarterly and more frequently as circumstances require.
Use of Compensation Consultants.    The Committee has authority to retain compensation consultants to assist it in the evaluation of executive officer and employee compensation and benefit programs. The Committee directly retained Pearl Meyer & Partners (“PM&P”) as its compensation consultant for fiscal 2013. In fiscal 2013, PM&P performed, among others, the following services for the Committee:

•	Attended Committee meetings by telephone as requested by the Committee;

•	Provided information and participated in discussions related to incentive plan design for fiscal 2013;

•	Reviewed materials and provided input on CEO compensation and incentive plan goal setting;

•	Reviewed peer group for long-term incentive plan design;

•	Discussed executive compensation trends with the Committee and reviewed materials supplied to the Committee by management and Towers Watson, the Company’s compensation consultant;

•	Discussed with the Committee shareholder reactions to the recommendations of Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis on the Company’s advisory vote on executive compensation;

•	Reviewed and provided comments on executive officers’ compensation;

•	Reviewed and provided comments on the Compensation Discussion and Analysis in the proxy statement for the 2013 annual meeting of shareholders; and

•	Provided market information on pay levels, practices and plan design for selected executive positions.
PM&P and its affiliates did not perform any additional services for the Company or any of its affiliates in fiscal 2013.
We retain Towers Watson as the Company’s separate compensation consultant to advise management. During fiscal 2013, Towers Watson assisted management with the following matters:

•	Provided information on peer group composition and peer group financial and market performance;

•	Reviewed and provided comments on executive officers’ compensation; and

•
Reviewed and provided advice on our long-term incentive plan design and grant guidelines, evaluated our aggregate share use and economic dilution compared to market practice and reviewed proposed equity grants for eligible participants.

While Towers Watson acts as management’s compensation consultant and assists management in formulating its recommendations for compensation of our executive officers, the Committee separately engaged PM&P as its compensation consultant to avoid any conflict of interest.
The Committee’s independent compensation consultant provides information and data to the Committee from its surveys, proprietary data bases and other sources, which the Committee utilizes along with information provided by management and obtained from other sources. In making its decisions, the Committee reviews such information and data provided to it by its independent compensation consultant and management and also draws on expertise and information from within the Company, including from the human resources, legal and finance groups. The Committee considers executive and director compensation matters at its quarterly meetings and at special meetings as needed based on our annual compensation schedule.
CEO’s Role in the Compensation-Setting Process.    The CEO, with the assistance of Towers Watson, makes recommendations to the Committee regarding compensation for the other executive officers. The CEO participates in Committee meetings at the Committee’s request to provide background information regarding our strategic objectives and to evaluate the performance of and make compensation recommendations for the other executive officers. The Committee utilizes the information provided by the CEO along with other information from within the Company, input from its compensation consultant and the knowledge and experience of the Committee members in making compensation decisions. The Chair of the Committee, with input from the Chairman of the Board (the “Chairman”), recommends the CEO’s compensation to the Committee in executive session, not attended by the CEO.
Annual Evaluation.    The Committee annually evaluates the performance of the executive officers with the input of the CEO and, in executive session, evaluates the performance of the CEO and determines the annual incentive bonuses for all of the executive officers for the prior fiscal year. The Committee also approves the executive officers’ performance objectives for the current fiscal year, reviews and, if appropriate, adjusts their base salaries and annual incentive plan targets, and considers and approves Long Term Incentive Plan (“LTIP”) grants.
Performance Objectives.    The Committee approved performance objectives for fiscal 2013 based, in part, on an active dialogue with the CEO and the Chairman regarding strategic objectives and performance targets. The Committee evaluates the appropriateness of the financial measures used in incentive plans and the degree of difficulty in achieving specific performance targets.
Competitive Market Overview.    While the Committee does not believe that it is appropriate to establish compensation levels based solely on benchmarking, it believes that information regarding pay practices at peer companies is useful in two respects. First, the Committee recognizes that our compensation practices must be competitive in the marketplace, and reviewing market pay practices provides a framework for assessing competitiveness. Second, marketplace information is one of the many factors that the Committee considers in assessing the reasonableness of compensation. Although the Committee considers compensation levels for executive officers of other companies, it does not mechanically apply the data but rather engages in a rigorous quantitative and qualitative review and weighing of the competitive information with other Company and individual performance factors, such as our specific business strategy, financial situation, and performance, in making its compensation determinations.
Because we operate three distinct but related businesses, we have no direct market peers. Accordingly, determining market comparisons requires review of companies in the metals recycling, auto parts and steel manufacturing businesses, as well as broader industrial and financial markets from which we attract executive talent. In addition, we seek specialized and top caliber executive officers from the broad national and international business executive pools. Proxy data from relevant companies, as well as input from both the Company’s and the Committee’s compensation consultants, are utilized. While total compensation is periodically compared to the competitive market, in setting compensation for executive officers the Committee generally does not target a specific level (such as median) but rather reviews competitive information to determine the general level of reasonableness.
The Committee revised the peer group for fiscal 2013, referencing data provided by Towers Watson from its 2012 general industry compensation database for companies with revenues between $1 billion and $6 billion and comparable to our organization based on industry, size (revenue and market capitalization) and geography. The peer group was expanded to include companies from industries beyond steel and metals recycling with similar market dynamics, including coal and consumable fuels, diversified metals and mining, and aluminum. Towers Watson also provided data in 2013 on CEO compensation for the peer group listed below.

Peer Group(1)
A.M. Castle & Co.(2)	Kaiser Aluminum Corp.(2)
A.K. Steel Holding Corp.	Materion Corp.(2)
Allegheny Technologies Inc.	Noranda Aluminum Holding Corp.(2)
Alpha Natural Resources, Inc.(2)	Olympic Steel Inc.(2)
Arch Coal Inc.(2)	Reliance Steel & Aluminum Co.
Carpenter Technology Corp.	Sims Metal Management Ltd.
Century Aluminum Co.(2)	Steel Dynamics Inc.
Cliffs Natural Resources Inc.(2)	SunCoke Energy Inc.(2)
Cloud Peak Energy Inc.(2)	Walter Energy, Inc.(2)
Commercial Metals	Worthington Industries, Inc.
Compass Minerals International Inc.(2)
______________________________
(1) Nucor Corp. and LKQ Corp were removed from the peer group in fiscal 2013. Nucor was removed because revenues and market capitalization fall substantially outside the ranges typically considered for peers. LKQ was removed because only 10% of its business is directly comparable to our auto parts recycling business.
(2) Added to peer group in fiscal 2013.
Fiscal 2013 Advisory Vote on Executive Compensation
We regularly meet with shareholders and solicit their feedback on a variety of topics, including our executive compensation practices. Due to the high volatility of our stock price which does not necessarily align with operational and financial performance during the fiscal year, we utilize metric-driven performance criteria which provide for incentive payouts commensurate with our strategic goals, but not necessarily with total shareholder returns during the particular performance period. Shareholders voted in favor of the advisory vote on executive compensation submitted to shareholders at our 2013 annual meeting and generally reacted positively to our compensation philosophy and structure. We continue to maintain an active dialogue with our institutional shareholders on our executive pay practices, and we did not make significant changes to our executive compensation in fiscal 2013 in light of these discussions and the results of the vote.

Elements of Compensation
Our executive compensation program consists of the items described below.

	Program	Purpose	Relevant Performance Metrics
Annual	Base Salary	To provide a competitive foundation and fixed rate of pay for the position and associated level of responsibility	Not Applicable
	Annual Performance Bonus Program (APBP) for CEO	To drive CEO achievement of operating, financial, and management goals	Earnings Per Share (EPS) Return on Capital Employed (ROCE) of MRB and APB Safety performance (LTIR, TCIR, DART) MRB sales volumes and APB cars purchased volume
	Annual Incentive Compensation Plan for other executive officers (AICP)	To drive achievement of annual operating, financial, and management goals	EPS Divisional Operating Income Divisional ROCE Safety performance (LTIR, TCIR, DART)
Long-Term	Stock Options	To focus executives on long-term shareholder value creation	Absolute share price appreciation
	Restricted Stock Units	To focus executives on long-term shareholder value creation and promote retention	Absolute share price appreciation
	Performance Share Awards	To focus executives on achievement of financial goals and long-term shareholder value creation	For grants in fiscal 2013 - EBITDA improvement - Return on equity improvement
The Committee believes that our pay programs provide an appropriate balance between fixed and performance-based awards as well as short-term and long-term awards. While the Committee focuses on total compensation opportunity for the executive and not on a specific percentage of total compensation for any particular element, a substantial portion of the compensation opportunity beyond base salary is at risk and must be earned based upon achievement of annual and long-term performance goals, which represent performance expectations of the Board and management. The proportion of compensation designed to be delivered in base salary versus variable pay depends on the executive officer’s position and the opportunity for that position to influence performance outcomes, and the relative levels of compensation are based on differences in the levels and scope of responsibilities of the executive officers. Generally, the more senior the level of the executive officer and the broader his or her responsibilities, the greater the amount of pay opportunity that is variable.
The relationship between fixed and variable pay in our compensation program is illustrated by the following charts, which show the relative portions of base salary, target annual incentive and target value of equity awards that together comprised the fiscal 2013 target total direct compensation of our CEO and of our other named executive officers and the relative portions of base salary, actual annual incentive and actual grant date value of the equity awards that together comprised the fiscal 2013 actual total direct compensation of our CEO and other named executive officers:

Chief Executive Officer -- Total Direct Compensation - Fiscal 2013

Named Executive Officers other than CEO -- Total Direct Compensation - Fiscal 2013(1)
______________________________
(1) Excludes Mr. Christopher.
Realized Compensation
The table below supplements the “Summary Compensation Table” which follows this Compensation Discussion and Analysis, and shows the compensation actually realized in fiscal 2013 for the CEO. The primary difference between this supplemental table and the “Summary Compensation Table” is the method used to value LTIP performance shares and RSU awards. The SEC rules require that the grant date fair value of all LTIP performance shares and RSU awards be reported in the “Summary Compensation Table” for the year in which they were granted. As a result, a significant portion of the total compensation reported in the “Summary Compensation Table” is in the form of grant date fair value of LTIP performance shares and RSU awards, which are designed to align our management incentives with long-term shareholder value. These awards have not vested at the time of grant and the ultimate value is therefore uncertain (and the value may end up being significantly less or none). In contrast, the supplemental table below includes only LTIP performance shares and RSU awards that vested during or were based on performance periods completed in fiscal 2013 and the value of those awards as of the applicable vesting date.

Compensation Component	Period Earned	Amount Realized	Performance Results
Plan Triggered Payout
Base Salary	FY13	$1,000,000	The CEO’s base salary was unchanged in fiscal 2013.
Annual Incentive	FY13	615,000	Represents a payout equal to 41% of target, reflecting the Company’s fiscal 2013 performance.
Performance-Based Stock Vested	FY11-FY13	450,091
Represents the vesting of LTIP performance shares awarded in fiscal 2011. While EPS and ROCE performance in fiscal 2011 exceeded targets, the fiscal 2012 and fiscal 2013 performance did not reach threshold levels. Therefore, two-thirds of the award had a payout factor of zero. The amount reflects the average of the payout factors over the three-year performance period which ended on August 31, 2013.

Time-Based Restricted Stock Units Vested	FY13	1,260,865
Represents the vesting of 20% of each of the time-based RSU awards granted in fiscal 2008, 2009, 2010, 2011 and 2012 and 100% of the RSU award granted in June 2011. The Company uses restricted stock units to retain top talent and further align the interests of management with those of shareholders. The grants generally vest 20% per year over five years.

Change in Pension Value	FY13	73,057	See “Summary Compensation Table”.
All Other Compensation	FY13	29,415	See “Summary Compensation Table”.
Total		$3,428,428
Components of Compensation
Base Salary.    Base salaries paid to executive officers are intended to attract and retain highly talented individuals. The Committee reviews executive officers’ base salaries on an annual basis, and base salary adjustments generally become effective in the spring of each year. Base salaries for executive officers are set on the basis of their individual performance and relevant business skills, scope of duties and sustained contributions to our success, as well as competitive information as to similar positions in other relevant companies, taking into consideration relative company size and geographic location.
In August 2013, named executive officer salaries were reviewed relative to market benchmarks to ensure competitiveness and retention of highly talented individuals for the senior team. The Committee did not increase Ms. Lundgren’s base salary, determining that her current salary level was appropriate. Mr. Klauer’s salary was increased by 17% to reflect the additional enterprise-wide responsibilities he assumed during fiscal 2013. Increases for Mr. Peach, Mr. Dyck, and Ms. Hyde reflected the general level of merit increases throughout the Company and their continued strong performance and were designed to maintain base salaries at the levels deemed appropriate by the Committee.

Named Executive Officer	Previous Annual Base Salary	August 2013 New Base Salary	% Increase
Tamara L. Lundgren	$1,000,000	$1,000,000	—%
Richard D. Peach	$570,000	$600,000	5.3%
Jeffrey Dyck	$400,000	$412,000	3.0%
Belinda Gaye Hyde	$340,000	$360,000	5.9%
Thomas D. Klauer	$470,000	$550,000	17.0%
Annual Incentive Programs.    The Committee approves annual performance-based compensation under Ms. Lundgren’s employment agreement and, for the other named executive officers, under the AICP, as described below. A target bonus, expressed as a percentage of either base salary as of the end of the fiscal year or base salary paid during the fiscal year, is established for each named executive officer. Ms. Lundgren’s fiscal 2013 target bonus percentage was established in the June 2011 amendment to her employment agreement (see “Employment Agreements”). For other executive officers, the Committee annually reviews the target bonus percentages and approves any adjustments, which generally take effect immediately and apply on a pro-rated basis to bonuses payable for the current fiscal year. There were no adjustments to named executive officer target bonus percentages in fiscal 2013.
Annual Performance Bonus Program for Ms. Lundgren.    The employment agreement between the Company and Ms. Lundgren provides for an annual bonus program consisting of two parts: a bonus based on achievement of Company financial performance targets and a bonus based on achievement of management objectives. The total target bonus opportunity under both components for each fiscal year is stated in her employment agreement to be 150% of her base salary as of the fiscal year end, with half of the total target bonus allocated to each part.
For the Company financial performance part of Ms. Lundgren’s bonus program in fiscal 2013, the Committee utilized two objective performance targets relating to the Company. Half of this part of the bonus was based on our “Adjusted EPS” for fiscal 2013, defined as our reported diluted earnings per share for fiscal 2013 before extraordinary items and the cumulative effects of changes in accounting principles, adjusted to eliminate the impact of six items - charges in fiscal 2013 for the impairment of goodwill or other intangible assets (“Impairments”); any profits or losses of discontinued operations and any gains or losses from the disposition of a business or a material amount of assets (“Discontinued Ops”); changes in environmental liabilities recorded in fiscal 2013 in connection with the Portland Harbor Superfund Site (the “Site”), investigation and remediation costs and natural resource damage claims and the fees, costs and expenses incurred in connection with the Site (net of any insurance or other reimbursements) (“Portland Harbor Items”); restructuring charges taken by the Company in fiscal 2013 (“Restructuring Charges”); profits or losses, including transaction costs, and any assets or liabilities directly associated with any businesses acquired by the Company in fiscal 2013 (“Acquisition Items”); and the fees and expenses of outside consultants for strategic consulting projects (“Strategic Consulting Costs”). The other half of this part of the bonus was driven by our growth strategy and based on the return on capital employed (“ROCE”) of our Metals Recycling and Auto Parts Businesses for fiscal 2013, consisting of the sum of the adjusted operating income (“AOI”) of MRB and the AOI of APB for fiscal 2013 divided by the sum of the Average Capital Employed (“ACE”) of MRB and the ACE of APB for fiscal 2013. AOI for each business segment for fiscal 2013 was defined as the business segment’s operating income for fiscal 2013, adjusted to eliminate the impact of Impairments, Discontinued Ops, Portland Harbor Items, Restructuring Charges, Acquisition Items, Strategic Consulting Costs and changes in the methodology for determining inter-divisional pricing (“Interdivisional Pricing”) and then reduced by our overall effective tax rate for fiscal 2013. ACE for each business segment for fiscal 2013 was generally defined as the average during the year of the business’ assets less its liabilities other than debt and excluding intercompany payables and receivables.
The Adjusted EPS performance goals were $0.67 per share for a 0.25x payout, $1.05 per share for a 0.5x payout, $1.51 per share for a 0.75x payout, $1.77 per share for a 1x target payout, $2.21 per share for a 2x payout, and $2.43 per share for a 3x payout, which is the maximum bonus payout under each part of the program as provided by Ms. Lundgren’s employment agreement. Payout for Adjusted EPS performance below the $0.67 per share and between each payout level is calculated using a linear calculation. We consider ROCE performance goals to be confidential financial information, the disclosure of which would result in competitive harm to us because it would reveal information about our growth profile and the anticipated effects of acquisitions, none of which is otherwise made public. The Adjusted EPS and ROCE target goals were set based on our budget and outlook for fiscal 2013 and at levels that the Committee considered challenging but achievable based on conditions at the time, including the divisional fiscal 2013 budgets, most recent forecasts and expected impacts of growth initiatives, capital projects and operational improvements undertaken in fiscal 2012 and planned for fiscal 2013, and the cyclical nature of our business. We reported EPS for fiscal 2013 of $(10.56) per share and Adjusted EPS of $(0.07) per share after adjustments to eliminate the impacts in fiscal 2013 of Impairments, Discontinued Ops, Portland Harbor Items, Restructuring Charges, Acquisition Items and Strategic Consulting Costs. Ms. Lundgren was paid a cash bonus of $60,000 under this portion of the program based on a payout multiple of zero for the Adjusted EPS portion and 0.16x for the ROCE portion.
The second part of Ms. Lundgren’s annual bonus program is based on the achievement of management objectives established by the Committee each year. The Committee established two management objectives for fiscal 2013, with one-half of the target bonus for this part of the program based on each objective. As in prior years, improvement in our workplace safety was a management objective, reflecting our ongoing focus in this area. The remaining objective focused on MRB sales volumes and APB cars purchased volume.
The first management objective was based on OSHA safety metrics (reductions from fiscal 2012 in Total Incident Rate (“TCIR”), Lost Time Rate (“LTIR”) and Days Away, Restricted or Transferred Rate (“DART”)), with performance goals for each metric of a 5% reduction for a 0.5x payout, a 10% reduction for a 1x payout, a 15% reduction for a 2x payout and a 20% reduction for a 3x maximum payout. The Company’s safety performance in fiscal 2013 resulted in a zero payout factor for this objective.
The second management objective focused on MRB and APB volumes, measured by ferrous sales volumes of 3,000,000 tons for a .25x payout, 3,200,000 tons for a 0.5x payout, 4,100,000 tons for a 1x payout, 4,920,000 tons for a 2x payout and 5,410,000 tons for a 3x maximum payout; nonferrous sales volumes of 340,000,000 pounds for a .25x payout, 380,000,000 pounds for a.5x payout, 475,000,000 pounds for a 1x payout, 570,000,000 for a 2x payout and 625,000,000 for a 3x maximum payout; and cars purchased of 215,000 for a .25x payout, 240,000 for a 0.5x payout, 300,000 for a 1x payout, 360,000 for a 2x payout and 395,000 a 3x maximum payout. Ferrous sales volumes were weighted 50% for this component, nonferrous sales volumes were weighted 25% for this component and cars purchased were weighted 25% for this component. Actual results of 4,309,000 tons of ferrous sales, 520,000,000 pounds of nonferrous sales and 356,000 cars purchased resulted in payout multiples of 1.25x, 1.48x and 1.93x, respectively, and payouts of $240,000, $135,000 and $180,000, respectively, for these objectives.

Accordingly, Ms. Lundgren was paid a total cash bonus of $615,000 for fiscal 2013. This amount is listed in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”
AICP for Other Executive Officers.    The AICP is a program established for our executive officers other than the CEO which recognizes overall Company performance, divisional performance relevant to the applicable executive officer and achievement by the executive officer of annual individual performance goals. Target bonuses based on a percentage of actual base salary paid during the fiscal year are established for each executive officer under the AICP. Target bonus percentages for Mr. Peach, Mr. Dyck, Ms. Hyde and Mr. Klauer remained unchanged in fiscal 2013 at 80%, 50%, 50% and 65%, respectively. ’ Differences in target bonus percentages among the named executive officers reflect their varying levels of responsibility, expertise, experiences, development within roles and positions within the industry.
For fiscal 2013, the Committee established a series of performance targets based on divisional operating income, divisional ROCE and our EPS. The weighting of each component for each named executive officer is illustrated below. The weighting for Mr. Klauer was adopted to drive strategic and operational collaboration between MRB and APB.

Performance Goal(1)	Weighting for Mr. Peach and Ms. Hyde	Weighting for Mr. Dyck	Weighting for Mr. Klauer
EPS	30%	20%	20%
MRB Operating Income			15%
APB Operating Income			25%
SMB Operating Income		40%
Weighted Average Operating Income	35%
MRB ROCE			15%
APB ROCE			25%
SMB ROCE		40%
Weighted Average ROCE	35%
______________________________
(1) Mr. Christopher did not receive a fiscal 2013 AICP payout under the terms of his severance agreement.
The achievement of individual goals (focused on safety, management objectives, organizational initiatives and/or operational and financial improvements, among others) had the potential to modify the result of the financial achievement by a factor ranging from 75% to 125%. Payouts below the threshold level and additional payouts above the maximum level were at the discretion of the Committee, taking into account the recommendation of the CEO and guided by results using a linear calculation. Awards under the AICP are paid in cash following the end of the fiscal year. A participant generally must be employed by the Company on the payment date to receive an award payout, although adjusted awards will be paid if employment terminates earlier on account of death, disability, retirement or involuntary termination without cause.
For Mr. Peach and Ms. Hyde, the operating income and ROCE measures were based on the weighted average of the payout multiples of the three business segments, with the weighting for operating income based on relative revenues and for ROCE based on relative ACE. The following shows the fiscal 2013 AICP performance goals for EPS and operating income, and the results and payout multiple earned for each goal:

	Performance Goals
Metric	0.25x	0.50x	0.75x	1.00x	2.00x	Results	Payout Multiple (1)
Adjusted EPS	$0.67	$1.05	$1.51	$1.77	$2.21	$(0.07)	—
MRB operating income (in millions)	$50.0	$60.0	$76.0	$83.7	$97.6	$12.3	0.06
APB operating income (in millions)	$27.0	$33.0	$35.7	$38.4	$45.9	$26.6	0.25
SMB operating income (in millions)	$—	$1.0	$2.9	$4.3	$6.0	$6.5	2.00
Weighted average operating income							0.34
______________________________
(1) With respect to the MRB and APB operating income goals (as well as the MRB ROCE goal), the Committee exercised discretion to authorize payouts for performance below the 0.25x threshold level, calculated by interpolation between the 0.25x performance level and performance of zero.
We consider the divisional ROCE performance measures to be confidential financial information, the disclosure of which would result in competitive harm to us, as it would reveal to our competitors information about our growth profile, the effects of planned and anticipated acquisitions, and other divisional-specific data, none of which is otherwise made public. The levels of operating income assumed for each business segment in developing the levels for EPS as disclosed above were used for the divisional operating income and ROCE metrics, so the level of difficulty in achieving the respective operating income and ROCE goals for each business segment was generally consistent with the level of difficulty of achieving the EPS goals.The operating income and ROCE metrics were set at levels that the Committee considered challenging but achievable based on conditions at the time, including the divisional fiscal 2013 budgets, most recent forecasts and expected impacts of growth initiatives, capital projects and operational improvements undertaken in fiscal 2012 and planned for fiscal 2013, and the cyclical nature of our business. ROCE performance in fiscal 2013 resulted in payout multiples of 0.08x for MRB ROCE, 0.47x for APB ROCE, 2.00x for SMB ROCE, and 0.31x for the weighted average ROCE.
Individual goals for Messrs. Peach, Dyck and Klauer and Ms. Hyde were established by the Committee in November 2012. The individual goals for Messrs. Dyck and Klauer included a safety improvement goal using TCIR, LTIR, and DART as metrics and targets based on improvement over fiscal year 2012 safety performance for their divisions as described below. Achievement of a safety metric would result in a modifier of 100% for that portion of the goal, and failure to achieve a safety goal would result in a modifier of 85% for that portion of the goal, with the overall safety improvement goal modifier being the average of the results for the three goals.

Safety Improvement Goal (% Improvement)
Named Executive Officer	Weight	TCIR	LTIR	DART
Jeffrey Dyck (SMB Safety)	25%	20%	20%	20%
Thomas D. Klauer (APB Safety)	25%	5%	5%	10%
Other individual goals for Mr. Dyck and Mr. Klauer, and all of the individual goals for Mr. Peach and Ms. Hyde, were subjective goals based on organizational initiatives and operational improvements, the level of attainment of which was not objectively measurable.
After the end of fiscal 2013 the Committee exercised its discretion to modify the weighting of the individual goals for Messrs. Peach, Dyck and Klauer. The weighting of Mr. Peach’s two operationally focused goals was changed from 50%-50% to 75%-25% to reflect the relative importance of the implementation of the cost savings initiative announced at the beginning of the fiscal year. The Committee reduced the weighting of the safety goals for Messrs. Dyck and Klauer from 34% to 25% in order to give it a weighting approximately equal to the weighting of the AICP-eligible individuals within their respective divisions, and correspondingly increased the weighting of their operational goals to recognize the importance of the accomplishment of those goals in a weak economic environment, including the implementation of the cost savings and interdivisional synergies initiatives announced at the beginning of the fiscal year. None of the safety goals for SMB or APB were achieved, resulting in safety improvement goal modifiers for Mr. Dyck and Mr. Klauer of 85%. Primarily as a result of strong execution of cost savings initiatives, the modifiers for other individual goals were 113% for Mr. Peach (weighted at 100%), 125% for Mr. Dyck (weighted at 75%), 125% for Ms. Hyde (weighted at 100%), and 114% for Mr. Klauer (weighted at 75%).

The following table summarizes the overall AICP results and payouts:

Named Executive Officer	Weighted Financial Goals Payout Multiple	Individual Performance Modifier	Overall Multiple	Payout
Richard D. Peach	0.23	113%	0.26	$118,800
Jeffrey Dyck	1.60	115%	1.84	$368,425
Belinda Gaye Hyde	0.23	125%	0.29	$49,412
Thomas D. Klauer	0.20	107%	0.21	$64,995
The Committee also exercised its discretion to award Mr. Klauer a discretionary bonus in the amount of $17,620 for his leadership in developing and implementing initiatives to enhance synergies between APB and MRB.
Long Term Incentive Program.    All of the executive officers participate in the LTIP. Since 2005, our LTIP has consisted of two components: stock options or RSUs (time-vested awards) and performance shares. Annual LTIP award values are split equally between the two components, with the number of RSUs and the target number of performance shares calculated based on the closing market price of our common stock on the determination date, and the number of stock options calculated based on the Black-Scholes value of the options on the determination date. LTIP awards are made by the Committee pursuant to our Policy on Employee Equity Awards, which was adopted by the Board in April 2007 and sets forth the process for granting equity awards. LTIP awards to executive officers are generally made based on grant guidelines expressed as a percentage of salary. Grant guidelines for executive officers other than the CEO are developed each year based on a review of (a) prior year grant guidelines, (b) market-based LTIP grant levels, as assessed by both the Committee’s and management’s consultants, and (c) CEO recommendations, taking into account performance and internal pay equity considerations, including the relative scope of the business responsibilities of each officer, the markets in which their business segment operates, and their individual performance. Grant guidelines for the CEO are developed each year by the Committee based on a review of prior year grant guidelines, market-based LTIP grant levels and an exercise of its discretion, taking into account executive performance. The aggregate grants are also reviewed by the Company’s and the Committee’s consultants in terms of impact on annual dilution to shareholders.
Our historical practice had been to determine annual LTIP award levels in the fourth fiscal quarter of each year and make the awards under the option or RSU component at that time, with the awards under the performance share component delayed until the first quarter of the next fiscal year after performance goals for the ensuing three-year performance cycle have been determined. We modified this historical practice in fiscal 2012 and continued this approach in fiscal 2013. In November 2012, the Committee again determined that continuing market uncertainties made establishing three-year performance targets extremely difficult. At that time, the Committee granted RSUs for one-half of the annual award. In August 2013, the Committee determined annual LTIP award levels in accordance with past practice and granted performance share awards with a two-year performance period covering fiscal 2014-2015 (as described under “Performance Shares” below) for the first half of the annual LTIP awards and granted RSUs for the second half of the annual awards in November 2013. Beginning in fiscal 2014 we plan to make both RSU and performance share awards at the same time, generally in November of the fiscal year.
The LTIP award level approved in the fourth quarter of fiscal 2013 for Ms. Lundgren was 300% of her base salary, which was the same percentage of salary as in fiscal 2012. The grant levels for the other named executive officers as a percentage of base salary as adjusted in the base salary merit review in the fourth quarter of fiscal 2013 were 160% for Mr. Peach, 85% for Mr. Dyck, 150% for Ms. Hyde and 150% for Mr. Klauer. No grant was made to Mr. Christopher (see discussion of Mr. Christopher’s severance agreement in the “Employment Agreement”). These grants placed the officers at the levels deemed by the Committee to be appropriate and reasonable in light of his or her respective performance, expertise, experience, development within roles and responsibilities. In designing the LTIP, the Committee sought to make awards within a broad range on either side of the market median to individualize the award to the level of responsibility and performance of the recipient. The grant date fair values of LTIP awards made to each of our named executive officers are disclosed in the “Stock Awards” column of the “Summary Compensation Table”.
Stock Options and RSUs.    The objectives of stock options and RSUs are to align executive and shareholder long-term interests by creating a strong and direct link between executive compensation and shareholder return and to create incentives for executive officers to remain with the Company for the long term. Awarded options (other than the out-of-the-money options granted to certain executive officers in lieu of annual bonuses in fiscal 2012) have an exercise price equal to the market price of our common stock on the grant date, vest over five years, and typically have a term of 10 years. Awarded RSUs generally vest over five years. Since fiscal 2007 (except as noted above), we have granted RSUs instead of stock options to executive officers and other key employees to increase the equity ownership of senior management and provide a time-based retention incentive that the Committee believes better meets its compensation and retention objectives. All RSU awards under the LTIP were made pursuant to our standard form of restricted stock unit award agreement. See “All Other Stock Awards: Number of Shares of Stock or Units” in the “Grants of Plan-Based Awards in Fiscal 2013” table.
Performance Shares.     Performance-based long-term incentive awards payable in our common stock are designed to focus our executive officers on the achievement of long-term objective performance goals established by the Committee and vest only to the extent those performance goals are met.
For the performance share awards granted in August 2013 for the two-year performance period covering fiscal 2014 and 2015, the Committee used the same performance metrics as in the fiscal years 2013-2014 grants to ensure diversity of performance measures in our incentive programs. The performance metrics are year-over-year improvement in earnings before interest, taxes, depreciation and amortization (“EBITDA”) for fiscal 2014 and 2015 (weighted at 50%) and year-over-year improvement in return on equity (net income attributable to SSI divided by average shareholders’ equity) (“ROE”) for the same two fiscal years (weighted at 50%). These measures were selected because they are relevant to our business, understandable to the participants in the LTIP program and commonly used by investors to evaluate business performance. EBITDA and ROE for each fiscal year will be adjusted to eliminate the impacts of Restructuring Charges, Impairments, Discontinued Ops, Portland Harbor Items, and changes in accounting principles, and EBITDA will also be adjusted to eliminate any charges taken to reduce inventory values to net realizable value. In general, these awards were designed to provide scaled payouts ranging from 0.5x of target payout for threshold performance to 2x maximum payout based on EBITDA and ROE performances for fiscal 2014 and 2015, which could be reduced based on the level of operating income (adjusted to eliminate the same items as adjusted for in calculating EBITDA).
These performance targets were set at levels the Committee considered challenging but reasonably achievable based on the Company’s financial results in fiscal 2013, the current and expectations of future market conditions, global macroeconomic factors, the cyclical nature of our business and industry, and our view of future performance at the time of the Committee’s action. As in prior years with the same or similar metrics under our LTIP performance share program, we consider the EBITDA targets for uncompleted years of the performance period and the ROE targets for all years of the performance period to be confidential financial information, the disclosure of which would result in competitive harm to us because they would reveal information about our growth profile and the effects of anticipated capital expenditures and corporate acquisitions, none of which is otherwise made public. Disclosure of this information would also impair our ability to make acquisitions because it would place us at a competitive disadvantage by providing competitors sensitive information about our transaction pricing and acquisition strategy.
A participant generally must be employed by us on the October 31 following the end of the performance period to receive an award payout, although adjusted awards, pro-rated based on the period of employment during the performance period, will be paid if employment terminates earlier on account of death, disability, retirement, termination without cause after the first year of the performance period, or a sale of the Company. Awards will be paid in Class A common stock as soon as practicable after the October 31 following the end of the performance period. In fiscal 2012, we added a provision under which violation of certain non-competition covenants during the first year following termination of employment will trigger an obligation to repay any award paid out in the preceding year. See the “Stock Awards” column in the “Summary Compensation Table” and “Estimated Future Payouts Under Equity Incentive Plan Awards” column in the “Grants of Plan-Based Awards in Fiscal 2013” table.
The three-year performance period for the performance share awards made in fiscal 2011 ended on August 31, 2013. These awards used annual EPS for the fiscal years 2011-2013 (weighted at 50%) and the annual ROCE percentage for the same three fiscal years (weighted at 50%) as metrics, in each case adjusted to eliminate the impact of Impairments, Portland Harbor Items, Discontinued Ops, costs relating to the Company’s past payment practices in Asia and expense or income relating to the derivative accounting treatment of the natural gas contract for SMB. For executive officers in the MRB and APB divisions, ROCE was based on the combined ROCE of those divisions; for corporate-level executive officers, on the weighted average ROCE payout multiple for the three operating divisions; and for executive officers in the SMB division, on a weighted average of the ROCE payout multiples for SMB (75%) and for corporate-level officers (25%). The performance goals, actual results and payout multiples achieved for each year under the three metrics were:

EPS
Payout Factor	Fiscal 2011	Fiscal 2012	Fiscal 2013
0.5x	$3.21	$3.53	$3.88
1.0x	$3.77	$4.15	$4.56
2.0x	$4.62	$5.08	$5.59
Actual Results	$4.27	$1.00	$(0.53)
Payout Multiple	1.59x	0.0x	0.0x
The average of the EPS payout multiples achieved was 0.53x.

MRB/APB ROCE
Payout Factor	Fiscal 2011	Fiscal 2012	Fiscal 2013
0.5x	9.0%	9.0%	9.0%
1.0x	11.0%	11.0%	11.0%
2.0x	13.0%	13.0%	13.0%
Actual Results	12.3%	4.5%	2.0%
Payout Multiple	1.63x	0.0x	0.0x
The average of the MRB/APB ROCE payout multiples achieved was 0.54x.

SMB ROCE
Payout Factor	Fiscal 2011	Fiscal 2012	Fiscal 2013
0.5x	(3.0)%	0.0%	2.5%
1.0x	0.0%	2.5%	4.0%
2.0x	5.5%	7.5%	9.5%
Actual Results	0.9%	(1.0)%	4.1%
Payout Multiple	1.17x	0.0x	1.02x
The average of the SMB ROCE payout multiples achieved was 0.73x.
The weighted average ROCE payout multiple was 0.56x for corporate-level executive officers.
Based on these results, the combined performance share payout multiples for this performance period were:

Named Executive Officer	Payout Multiple
Tamara L. Lundgren	0.55x
Richard D. Peach	0.55x
Patrick L. Christopher	0.54x
Jeffrey Dyck	0.61x
Thomas D. Klauer	0.54x
Ms. Hyde was hired in fiscal 2012 and therefore did not participate in the fiscal 2011-2013 LTIP performance share plan.
Except in the case of certain qualified terminations, participants were required to remain in our employ until October 31, 2013 to receive their performance share payouts. Each named executive officer other than Mr. Christopher was employed by us on October 31, 2013, and the number of shares issued to each named executive officer under these awards is shown in the “Outstanding Equity Awards at Fiscal 2013 Year-End” table. Mr. Christopher’s severance agreement excused him from the requirement to remain employed to receive a payout of this award and, accordingly, he will receive a payout of 1,774 shares on August 14, 2014.
Executive Benefits.    Our executive benefits are intended, along with base salary, to provide a competitive fixed pay foundation for the work being performed by the executive. Named executive officers are eligible to participate in benefit plans available to non-executive employees and to receive additional benefits as described below as part of the compensation package we believe is necessary to attract and retain the desired level of executive talent.
Retirement Plans.    We maintain 401(k) plans and a Pension Retirement Plan (the “Pension Plan”) for our employees, including the named executive officers. The Pension Plan was “frozen” as of June 30, 2006, and no additional benefits have been accrued for participants since that date.
We also maintain a Supplemental Executive Retirement Bonus Plan (“SERBP”) in which Ms. Lundgren participates. We have not added any participants to the SERBP since 2005. See “Pension Benefits at Fiscal 2013 Year End” for descriptions of the Pension Plan and the SERBP and information regarding benefits payable to the named executive officers under the Pension Plan and the SERBP.
Change-in-Control Agreements.    To ensure that we offer competitive compensation to our executive officers, and to attract and retain top executive talent, we offer severance benefits under change-in-control agreements as part of our executive compensation packages. The purpose of these agreements is to ensure that we will have the continued attention and dedication of our senior executives during a potential change of control. The Committee believes these agreements are in the best interest of shareholders by providing certainty as to what executives would receive in a change of control, enabling them to remain focused on the business during a period of uncertainty. In April 2008, the Committee approved change in control severance agreements for Messrs. Peach, Dyck and Klauer. In October 2008, the Committee approved an amended change in control agreement with Ms. Lundgren, which amended and restated her change in control agreement entered into in March 2006. In November 2012, the Committee approved a change in control severance agreement for Ms. Hyde which did not include any tax gross-up provisions. The specific terms of the change-in-control agreements and the potential benefits payable under the agreements are discussed under “Compensation of Executive Officers – Potential Payments Upon Termination or Change in Control” below. At the times the agreements currently in effect were approved, the Committee received advice from PM&P, and the Company received advice from Towers Watson, that the terms were competitive and consistent with market practices.
Indemnity Agreements.    We have entered into indemnity agreements with each named executive officer pursuant to which we agree to indemnify such officer in connection with claims or proceedings involving the officer (by reason of serving as a director or officer of the Company or its subsidiaries), as provided in the agreement.
Other Benefits.    Certain executive officers receive a monthly automobile allowance and use of a Company-provided credit card for fuel purchases. Both amounts are taxable to the executive as compensation income. Certain executive officers also participate in a supplemental executive medical benefits plan which provides full coverage of certain medical and dental expenses (including deductibles and co-payments) not covered by our basic medical and dental plans.
Employment Agreements
We entered into an employment agreement with Ms. Lundgren in connection with her initial employment. In October 2008, we entered into an amended and restated employment agreement with Ms. Lundgren, which became effective on December 1, 2008 in connection with her becoming President and CEO, and which superseded the prior agreement. That agreement was further amended in June 2011.
Ms. Lundgren’s employment agreement governs the terms and conditions of her employment as CEO through December 1, 2015, provided that on December 1, 2013, and on each December 1 thereafter, the employment agreement automatically extends for an additional one-year period unless we or Ms. Lundgren elects not to extend the term. On December 1, 2013 her employment agreement was automatically extended for an additional one-year period. Ms. Lundgren’s employment agreement provides for (i) an annual base salary of $800,000, subject to annual review and increase, but not decrease, by the Committee (see the discussion under “Base Salary”), (ii) a one-time signing bonus of $900,000 to defray costs associated with Ms. Lundgren arranging housing in Portland and associated expenses, which had been subject to repayment for termination by Ms. Lundgren without good reason during the initial 36 months of her employment as CEO, and (iii) an annual cash bonus as described under “Annual Performance Bonus Program for Ms. Lundgren.” Under the June 2011 amendment, (i) Ms. Lundgren’s annual base salary was increased to $1,000,000 effective May 1, 2011 and (ii) her target bonus under the annual bonus program was increased from 100% to 150% of year-end base salary and the maximum bonus payment under the financial performance portion of the annual bonus program was reduced from 7x target to 3x target, resulting in a decrease in her overall maximum annual bonus from 5x target to 3x target, effective with the Company’s 2012 fiscal year, to better align the bonus structure with current market practice.
In the event that Ms. Lundgren’s employment is terminated by us without cause, including our decision not to extend the term of the employment agreement, or by Ms. Lundgren for good reason and not under circumstances that would give rise to severance payments to Ms. Lundgren under her change in control agreement, Ms. Lundgren would be entitled to receive severance and other benefits as described under “Potential Payments Upon Termination or Change in Control.” These benefits were negotiated as part of her original employment agreement in 2005.
We entered into an employment agreement with Mr. Christopher in connection with his promotion to Senior Vice President and President, Metals Recycling Business, in March 2012. The agreement had a term through March 13, 2015 and provided for (i) an annual base salary of $550,000, subject to annual review and increase by the Committee in connection with our normal compensation review and bonus cycle for executive officers, (ii) participation in the AICP with a target bonus percentage of not less than 75% of base salary and (iii) equity grants as determined by the Committee. Mr. Christopher’s employment under the agreement was “at will.” Mr. Christopher’s employment agreement also provided that for one year following the termination of his employment for any reason at any time (including after March 13, 2015), he would not compete with us in the metals recycling business within 75 miles of any of MRB’s facilities and he would not solicit our customers or employees. As consideration for these covenants, we agreed that if we terminated his employment without cause or he resigned with good reason, we would continue his base salary for the one-year restriction period and pay him a bonus at the end of that period equal to the average of his last three AICP bonuses.
On August 10, 2013, Mr. Christopher gave notice of resignation of his employment with the Company and his employment terminated on August 14, 2013. On August 27, 2013, we entered into a Severance Agreement With Covenants (the “Severance Agreement”) with Mr. Christopher pursuant to which (i) Mr. Christopher (a) reaffirmed the one-year noncompetition and nonsolicitation covenants and the perpetual nondisclosure covenant set forth in his Employment Agreement, (b) agreed to cooperate with us in the defense of any claims asserted by others against us with respect to which he has personal knowledge, and (c) released any and all claims he may have had against us and (ii) we agreed to (a) pay him $125,000 in cash severance payments, (b) pay him $10,480 that he can use to purchase health insurance benefits, (c) issue him 4,831 shares of Company common stock on August 14, 2014, representing the number of shares that would have been issued under his outstanding restricted stock unit awards if his employment had continued to June 1, 2014, (d) issue him on August 14, 2014 the number of shares of Company common stock (later calculated to be 1,774 shares) that would have been issued to him under his performance share award for fiscal years 2011-2013 if his employment had continued to October 31, 2013, and (e) issue him up to a maximum of 4,651 shares of Company common stock that would have been issued to him if his employment had continued to April 30, 2014 under special performance share awards related to the three-year return on investment on nonferrous metals recovery system upgrades made in fiscal 2011 at the Company’s facilities in Tacoma, Everett and Oakland.  See “Compensation of Executive Officers – Potential Payments Upon Termination or Change in Control – Payments Under Mr. Christopher’s Severance Agreement.”

Officer Stock Ownership Policy
To promote the long-term alignment of the interests of our officers and shareholders, we adopted the Officer Stock Ownership Policy. The policy requires each of our officers to accumulate ownership of Class A common stock with a value equal to the following multiples of base salary: CEO: 5x; Senior Vice Presidents: 2x; and Vice Presidents: 1x. To reduce the impact of stock price fluctuations on an officer’s ongoing obligation to achieve and maintain compliance with this policy, shares purchased in the open market are valued at cost, shares acquired under RSUs or LTIP performance share awards are valued at the market price on vesting, and shares acquired under stock options are valued at the market price at the time of exercise of the option, and these values remain constant. Until the requisite level of ownership is achieved, officers are required to retain at least 50% of the shares (net of shares withheld to cover taxes or sold to cover the option exercise price and taxes) received under RSUs, stock options and performance share awards.The policy also requires officers who have achieved compliance to thereafter maintain at least the minimum ownership level and to retain 50% of the net shares received thereafter under RSUs, stock options and performance share awards for at least three years. While only Ms. Lundgren has achieved the minimum ownership required, each of the named executive officers was otherwise in compliance with the policy as of August 31, 2013.
Tax Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code generally limits to $1,000,000 per person the amount that we may deduct for compensation paid in any year to any of the named executive officers (other than the CFO, whose pay is excluded pursuant to Internal Revenue Service Notice 2007-49). The policy of the Committee is to structure executive compensation to maximize the deductibility of compensation where feasible consistent with our overall compensation objectives. The Committee has structured some of our compensation programs to qualify as performance-based compensation not subject to the $1,000,000 cap on deductibility. Other compensation programs may not qualify as performance-based compensation under Section 162(m) because they involve individual or non-objective performance measures or the Committee retains discretion in applying the performance criteria. Our LTIP performance share awards are intended to qualify as performance-based compensation not subject to the $1,000,000 cap on deductibility. Under IRS regulations, the $1,000,000 cap on deductibility will not apply to compensation received through the exercise of a nonqualified stock option that meets certain requirements, and it was our policy when granting options to meet the requirements of Section 162(m) so that the option exercise compensation is deductible by us. To address deductibility of bonus compensation under Section 162(m), the Board adopted, and in 2010 the shareholders re-approved and amended, the

Executive Annual Bonus Plan pursuant to which bonus compensation may qualify as performance-based compensation not subject to the $1,000,000 cap on deductibility. A portion of the compensation paid to Ms. Lundgren for fiscal 2013 will not be deductible by us.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has:

•	Reviewed and discussed the above section titled “Compensation Discussion and Analysis” with management; and

•	Based on the review and discussion above, recommended to the Board that the “Compensation Discussion and Analysis” section be included in this proxy statement.
COMPENSATION COMMITTEE
Judith A. Johansen, Chair
William A. Furman
Wayland R. Hicks

COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
The following table sets forth certain information concerning compensation of the named executive officers during the fiscal years ended August 31, 2011, 2012 and 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Tamara L. Lundgren	2013	1,000,000	—	2,999,966	—	615,000	73,057	29,415	4,717,438
President and Chief Executive Officer	2012	1,000,000	75,000	2,816,650	433,275	960,000	275,069	34,492	5,594,486
	2011	930,769	300,000	4,190,614		1,520,000	86,973	34,241	7,062,597
Richard D. Peach	2013	571,154	41,123	1,014,338	—	77,677	—	23,352	1,727,644
Senior Vice President and Chief Financial Officer	2012	570,000	—	663,335	328,311	127,680	—	39,566	1,728,892
	2011	549,750	—	623,086		438,353	—	38,794	1,649,983
Patrick L. Christopher(6)	2013	541,539	—	645,699	-	—	—	244,908	1,432,146
Former Senior Vice President and President, Metals Recycling Business	2012	488,096	—	494,788	-	550,000	8,364	58,093	1,599,341

Jeffrey Dyck	2013	400,462	12,014	349,959	—	356,411	—	20,060	1,138,906
Senior Vice President and President, Steel Manufacturing Business

Belinda Gaye Hyde	2013	340,769	188,235	582,469	—	37,485	—	14,114	1,163,072
Senior Vice President and Chief Human Resources Officer

Thomas D. Klauer	2013	476,154	45,475	712,491	—	37,140	—	30,292	1,301,552
Senior Vice President and President, Auto Parts Business	2012	470,000	—	494,414	183,299	122,200	—	41,434	1,311,347
	2011	457,723	—	516,691		438,041	—	38,311	1,450,766
______________________________

(1)
Amounts for Ms. Lundgren represent the portion of the $900,000 sign on bonus to defray costs associated with arranging housing in Portland received under her amended employment agreement that vested in each fiscal year. Amount for Ms.Hyde includes $176,308 for a sign on bonus she received when she was hired in fiscal 2012 and which vested in fiscal 2013. Includes the portion of bonuses paid under the Company’s AICP for fiscal 2013 resulting from discretion exercised by the Compensation Committee following completion of the fiscal year, in the following amounts: Mr. Peach, $41,123; Mr. Dyck, $12,014; Ms. Hyde, $11,927; and Mr. Klauer, $27,855. Amount for Mr. Klauer also includes $17,620 for an additional discretionary bonus. See “Compensation Discussion and Analysis - Annual Incentive Programs.”

(2)
Represents the aggregate grant date fair value of stock awards granted during each of the years computed in accordance with FASB ASC Topic 718 excluding the effect of estimated forfeitures. These amounts reflect the grant date fair value and may not correspond to the actual value that will be realized by the named executive officers. Stock awards consist of RSUs and LTIP performance shares, in each case valued using the closing market price of the Company’s Class A common stock on the NASDAQ Global Select Market on the grant date. For LTIP performance shares, the grant date fair value is calculated based on the target number of shares which, as of the grant date, was the estimated number of shares to be issued. For Mr. Christopher, the reported amount also includes the incremental fair value of RSUs and LTIP performance share awards originally granted in prior years that were modified pursuant to his Severance Agreement dated August 27, 2013, based on the closing market price of the Company’s Class A common stock on the date of the Severance Agreement, and for the LTIP performance share awards on the estimated number of shares to be issued under the awards as of that date. See “Compensation Discussion and Analysis - Employment Agreements.” If the maximum number of shares issuable under LTIP performance share awards had been used in this calculation in lieu of the target number of shares, the amounts in the table for fiscal 2013 would have been $4,499,942 for Ms. Lundgren, $1,494,316 for Mr. Peach, $773,355 for Mr. Christopher, $524,939 for Mr. Dyck, $1,124,983 for Mr. Klauer and $852,465 for Ms. Hyde.

(3)
Non-Equity Incentive Plan Compensation in fiscal 2013 consists of amounts paid under the AICP or annual bonus program under Ms. Lundgren’s employment agreement based on the achievement of performance goals. See “Compensation Discussion and Analysis – Annual Incentive Programs.”

(4)
Represents changes in the actuarial present value of accumulated benefits under the Pension Retirement Plan and the SERBP for each of the years presented using the same pension plan measurement date used for financial statement reporting purposes. For Mr. Christopher in fiscal 2013, this amount was $(5,489).

(5)
Includes for fiscal 2013 Company matching contributions to the account of each named executive officer under the 401(k) Plan in the following amounts: Ms. Lundgren, Mr. Peach, Mr. Christopher and Mr. Klauer, $10,000; Mr. Dyck, $7,500; and Ms. Hyde, $11,655. Includes for fiscal 2013 amounts paid for out-of-pocket medical expenses under the supplemental executive medical benefits plan in the following amounts: Ms. Lundgren, $4,126; and Mr. Christopher, $11,685. Includes for fiscal 2013 premiums paid for life, disability and other insurance in the following amounts: Ms. Lundgren, $5,469; Mr. Peach, $3,192; Mr. Christopher, $3,192; Mr. Dyck, $2,740; Ms. Hyde, $2,459; and Mr. Klauer, $3,055. Includes for fiscal 2013 automobile allowance and fuel purchase fringe benefits in the following amounts: Ms. Lundgren, $9,818; Mr. Peach, $10,161; Mr. Christopher, $16,859; Mr. Dyck, $9,820; Mr. Klauer, $17,237; and Ms. Hyde, zero. For Mr. Christopher, also includes $67,692 for the payout of his accumulated paid time-off balance upon termination of employment and $135,480 in cash severance payments payable to him under his Severance Agreement. See “Compensation Discussion and Analysis - Employment Agreements.”

(6)	Mr. Christopher voluntarily terminated his employment as Senior Vice President and President, Metals Recycling Business in August 2013.
Grants of Plan-Based Awards in Fiscal 2013

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Tamara L. Lundgren	8/13/2013				27,706	55,411	110,822		1,499,976
	11/6/2012							49,180	1,499,990
		—	1,500,000	4,500,000
Richard D. Peach	8/13/2013				8,866	17,731	35,462		479,978
	11/6/2012							17,520	534,360
		85,673	456,923	1,142,308
Patrick L. Christopher	8/27/2013				1,659	3,317	6,634		46,619
	8/27/2013				3,953	4,651	4,651		122,182
	8/27/2013							4,831	126,910
	11/6/2012							11,475	349,988
		79,606	406,154	1,015,385
Jeffrey Dyck	8/13/2013				3,232	6,464	12,928		174,980
	11/6/2012							5,737	174,979
		39,245	200,231	500,577
Belinda Gaye Hyde	8/13/2013				4,987	9,974	19,948		269,996
	11/6/2012							10,245	312,473
		31,947	170,385	425,961
Thomas D. Klauer	8/13/2013				7,619	15,238	30,476		412,493
	11/6/2012							9,836	299,998
		60,662	309,500	773,750
_____________________

(1)
All amounts reported in these columns represent the potential bonuses payable for performance in fiscal 2013 under the Company’s AICP or annual bonus program under Ms. Lundgren’s employment agreement. The Committee annually approves target bonus levels as a percentage of either base salary as of the end of the fiscal year (for Ms. Lundgren) or base salary actually paid during the fiscal year (for other officers). The total target bonus percentages for the named executive officers were as follows: Ms. Lundgren, 150%; Mr. Peach, 80%; Mr. Christopher, 75%; Mr. Dyck, 50%; Mr. Klauer, 65%; and Ms. Hyde, 50%. For Messrs. Peach, Dyck and Klauer and Ms. Hyde, the Committee retained discretion to pay bonuses below th

e stated threshold and above the stated maximum amounts. See “Compensation Discussion and Analysis – Annual Incentive Programs.” Bonus amounts earned based on fiscal 2013 performance are included under the Non-Equity Incentive Plan Compensation column in the “Summary Compensation Table.”

(2)
Amounts reported in these columns for named executive officers other than Mr. Christopher represent LTIP performance share awards granted in fiscal 2013 and are based on performance during fiscal years 2014-2015. See “Compensation Discussion and Analysis – Long Term Incentive Program.” Payout in excess of 100,000 shares under the award to Ms. Lundgren is subject to shareholder approval of the proposed amendment to the Company’s SIP to increase the annual limit on LTIP performance share awards. See “Amendment of the 1993 Stock Incentive Plan.” For Mr. Christopher, amounts reported in these columns represent LTIP performance share awards originally granted in fiscal 2010 and fiscal 2011 that were amended pursuant to his Severance Agreement to eliminate the continued employment requirement for payouts thereunder. See “Compensation Discussion and Analysis - Employment Agreements.”

(3)
Represents RSUs granted under the Company’s SIP. RSUs generally vest ratably over five years, subject to continued employment. Vesting may be accelerated in certain circumstances, as described under “Potential Payments Upon Termination or Change in Control.” RSUs with a grant date of August 27, 2013 for Mr. Christopher represent shares underlying RSUs previously granted to him that would have vested if his employment had continued to June 1, 2014 and that will, pursuant to his Severance Agreement be issued to him in August 2014. See “Compensation Discussion and Analysis - Employment Agreements.”

(4)
Represents the aggregate grant date fair value of RSUs and LTIP performance share awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value of the RSUs is equal to the value of the underlying restricted shares based on the closing market price of the Company’s Class A common stock on the grant date. The grant date fair value of the LTIP performance share awards is calculated by multiplying the target number of shares issuable under the award by the closing market price of the Company’s Class A common stock on the grant date. For RSUs and LTIP performance shares modified pursuant to Mr. Christopher’s Severance Agreement dated August 27, 2013, represents the incremental grant date fair value, which is based on the closing market price of the Company’s Class A common stock on the date of the Severance Agreement, and for the LTIP performance share awards on the estimated number of shares to be issued under the awards as of that date.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in Fiscal 2013
We entered into an employment agreement with Ms. Lundgren in connection with her initial employment, and we entered into an employment agreement with Mr. Christopher in connection with his March 2012 promotion. See “Compensation Discussion and Analysis–Employment Agreements” above for a description of the material terms of their employment agreements.

Outstanding Equity Awards at Fiscal 2013 Year End
The following table sets forth certain information concerning outstanding equity awards for each named executive officer as of August 31, 2013.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options - Exercisable (#)(1)	Number of Securities Underlying Unexercised Options - Unexercisable (#)(2)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)		Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Tamara L. Lundgren	10,000	—		30.19	10/19/2015	—		—	—		—
	10,276	—		34.46	11/29/2015	—		—	—		—
	4,884	—		30.71	1/11/2016	—		—	—		—
	—	150,000	(5)	34.75	8/28/2017	—		—	—		—
	—	—		—	—	4,650	(6)	117,413	—		—
	—	—		—	—	11,376	(7)	287,244	—		—
	—	—		—	—	16,908	(8)	426,927	—		—
	—	—		—	—	16,908	(8)	426,927	—		—
	—	—		—	—	2,763	(9)	69,766	—		—
	—	—		—	—	39,344	(10)	993,436	—		—
	—	—		—	—	15,499	(11)	391,350	—		—
	—	—		—	—	—	(12)	—	57,099	(13)	1,441,750
	—	—		—	—	—		—	110,822	(14)	2,798,256
Richard D. Peach	—	49,092	(5)	34.75	8/28/2017	—		—	—		—
	—	—		—	—	891	(6)	22,498	—		—
	—	—		—	—	2,276	(7)	57,469	—		—
	—	—		—	—	3,213	(8)	81,128	—		—
	—	—		—	—	3,213	(8)	81,128	—		—
	—	—		—	—	14,016	(10)	353,904	—		—
	—	—		—	—	3,099	(11)	78,250	—		—
	—	—		—	—	—	(12)	—	16,273	(13)	410,893
	—	—		—	—	—		—	35,462	(14)	895,416
Patrick L. Christopher	—	—		—	—	—		—	4,651	(15)	117,438
Jeffrey Dyck	587	—		34.46	11/29/2015	—		—	—		—
	—	21,532	(5)	34.75	8/28/2017	—		—	—		—
	—	—		—	—	725	(6)	18,306	—		—
	—	—		—	—	1,370	(7)	34,593	—		—
	—	—		—	—	1,832	(8)	46,258	—		—
	—	—		—	—	1,832	(8)	46,258	—		—
	—	—		—	—	4,590	(10)	115,898	—		—
	—	—		—	—	2,070	(11)	52,268	—		—
	—	—		—	—	—	(12)	—	6,661	(13)	168,190
	—	—		—	—	—		—	12,928	(14)	326,432

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options - Exercisable (#)(1)	Number of Securities Underlying Unexercised Options - Unexercisable (#)(2)		Option Exercise Price ($)	Option Expiration Date	Number of Share or Units of Stock That Have Not Vested (#)(3)		Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Belinda Gaye Hyde	—	18,302	(5)	34.75	8/28/2017	—		—	—		—
	—	—		—	—	8,196	(10)	206,949	—		—
	—	—		—	—	—	(12)	—	9,516	(13)	240,279
	—	—		—	—	—		—	19,948	(14)	503,687
Thomas D. Klauer	2,936	—		34.46	11/29/2015	—		—	—		—
	6,046	—		34.73	7/25/2016	—		—	—		—
	—	32,890	(5)	34.75	8/28/2017	—		—	—		—
	—	—		—	—	652	(6)	16,463	—		—
	—	—		—	—	1,896	(7)	47,874	—		—
	—	—		—	—	2,649	(8)	66,887	—		—
	—	—		—	—	2,649	(8)	66,887	—		—
	—	—		—	—	7,869	(10)	198,692	—		—
	—	—		—	—	2,535	(11)	64,009	—		—
	—	—		—	—	—	(12)	—	11,419	(13)	288,330
	—	—		—	—	—		—	30,476	(14)	769,519
______________________________

(1)
Options to purchase Class A common stock granted prior to fiscal 2012 generally become exercisable for 20% of the shares on June 1 following the grant date and on June 1 of each of the next four years thereafter, becoming fully exercisable on the fifth June 1 following the grant date, subject to continued employment, and accelerated vesting under certain circumstances. All options granted prior to fiscal 2012 are fully vested.

(2)	Unexercisable options to purchase Class A common stock relate only to options granted during fiscal 2012. These become exercisable for 100% of the shares on the second anniversary of the grant date.

(3)
RSUs generally become exercisable for 20% of the shares on June 1 following the grant date and on June 1 of each of the next four years thereafter, becoming fully exercisable on the fifth June 1 following the grant date, subject to continued employment, and accelerated vesting under certain circumstances.

(4)	Market values of all shares are based on the closing price of the Class A common stock on the last trading day of fiscal 2013.

(5)	This option vests as to 100% of the shares on August 28, 2014.

(6)	This RSU will be fully vested on June 1, 2014.

(7)	This RSU vests as to 50% of the shares on June 1 each year in 2014 and 2015.

(8)	This RSU vests as to 33.3% of the shares on June 1 each year in 2014, 2015 and 2016.

(9)	This RSU will be fully vested on August 28, 2017.

(10)	This RSU vests as to 25% of the shares on June 1 each year in 2014, 2015, 2016 and 2017.

(11)
Reflects LTIP shares that were subject to performance over the performance period of fiscal 2011-2013. The number of shares issuable was based on performance during this period, and vesting of these shares was also subject to continued employment until October 31, 2013.

(12)
One-half of the target shares subject to LTIP performance share awards granted in fiscal 2012 were subject to performance during fiscal 2013, with the other one-half of the target shares subject to performance in fiscal 2014. The amount in the table for each named executive officer is the number of shares that are issuable under these awards based on performance during fiscal 2013, with vesting of these shares subject to continued employment until October 31, 2014.

(13)
Reflects the portion of the LTIP performance share awards that were granted in fiscal 2012 that will vest subject to and based on performance during fiscal 2014. Share amounts are based on the number of shares that would be issued at the 2x maximum level of performance.

(14)
Reflects the LTIP performance share awards that were granted in fiscal 2013 that will vest subject to and based on performance during fiscal 2014 and fiscal 2015. Share amounts are based on the number of shares that would be issued at the 2x maximum level of performance.

(15)
Reflects special LTIP performance share awards granted in fiscal 2010 and modified in fiscal 2013 that will vest based on the return on investment for upgrades to the nonferrous metals recovery systems at the Company’s major metals recycling facilities in Tacoma, Everett and Oakland over the three-year period following completion of each upgrade. Maximum share payouts based on performance of the upgrades at the respective facilities are as follows: 1,610 shares for Tacoma through November 1, 2013, 1,610 shares for Everett through March 1, 2014, and 1,431 shares for Oakland through May 1, 2014.

Option Exercises and Stock Vested in Fiscal 2013
The following table sets forth certain information concerning stock option exercises and vesting of stock for each named executive officer during the fiscal year ended August 31, 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Tamara L. Lundgren	—	—	80,935	2,085,973
Richard D. Peach	—	—	13,620	357,544
Patrick L. Christopher	—	—	16,965	444,724
Jeffrey Dyck	—	—	7,325	193,139
Belinda Gaye Hyde	—	—	5,776	142,667
Thomas D. Klauer	—	—	9,897	260,538
______________________________

(1)
The value realized on vesting is based on the closing price of the Class A Common stock on the vesting date. Amount for Mr. Christopher includes 6,605 shares with a value of $173,529 in the above table for which delivery is deferred until August 14, 2014 under the terms of his Severance Agreement dated August 27, 2013.

Pension Benefits at Fiscal 2013 Year End
The following table sets forth certain information concerning accrued pension benefits for each named executive officer as of August 31, 2013.

Name	Age	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Tamara L. Lundgren	56	Pension Retirement Plan	8	37,862	—
		Suppl. Exec. Retirement Bonus Plan	7.92	544,912	—
Richard D. Peach	50	Pension Retirement Plan	—	—	—
Patrick L. Christopher	48	Pension Retirement Plan	8	21,206	—
Jeffrey Dyck	50	Pension Retirement Plan	—	—	—
Belinda Gaye Hyde	42	Pension Retirement Plan	—	—	—
Thomas D. Klauer	59	Pension Retirement Plan	—	—	—
______________________________

(1)
The Pension Retirement Plan Present Value of Accumulated Benefit in the above table represents the actuarial present value as of August 31, 2013 of each named executive officer’s frozen pension benefit, assuming commencement of benefit payments at age 65. Benefit accruals under that plan ceased when the plan was frozen on June 30, 2006, but years of service are still relevant for purposes of satisfying the five-year vesting requirement. The SERBP Present Value of Accumulated Benefit in the table above represents the actuarial present value as of August 31, 2013 of Ms. Lundgren’s pension benefit calculated based on years of credited service and the maximum SERBP benefit level as of that date and assuming commencement of benefit payments at age 60. Actuarial present values were calculated using a discount rate of 4.73% with respect to the Pension Retirement Plan and 4.31% with respect to the SERBP, and the mortality table set forth in IRS Revenue Ruling 2007-67 for both plans, the same assumptions used in the pension benefit calculations reflected in the Company’s audited consolidated balance sheet for the year ended August 31, 2013. See “Compensation Discussion and Analysis – Elements of Compensation – Executive Benefits – Retirement Plans.”

Defined Benefit Retirement Plans
Pension Retirement Plan.    The Company’s Pension Plan is a defined benefit plan qualified under Section 401(a) of the Code. Persons who were non-union employees of the Company prior to May 15, 2006 are eligible to participate in the Pension Plan. Benefit accruals ceased on June 30, 2006. Generally, pension benefits become fully vested after five years of service and are paid in monthly installments beginning upon the later of retirement or age 65. Benefits accrued each year after August 31, 1986 and prior to June 30, 2006 in an amount equal to 2% of qualifying compensation earned in the applicable year. Qualifying compensation for executive officers included base salary, subject to a legal limit for the year. Retirement benefits are payable at any time after termination of employment, subject to actuarial reduction for early start of payment before age 65. A participant may choose payment from various actuarial equivalent life annuity options or a lump sum. Death benefits are payable to a beneficiary in a lump sum; a surviving spouse may elect payment as a life annuity.
Supplemental Executive Retirement Bonus Plan.    The SERBP was adopted to provide a competitive level of retirement income for key executive officers selected by the Board. SERBP benefits become fully vested after five years of continuous service. The SERBP establishes an annual target benefit for each participant based on continuous years of service. The target benefit is an annual amount paid for the life of the employee, which is the lesser of (i) the product of 2.6% and the average of the participant’s five consecutive calendar years of highest compensation (“Final Average Compensation”) multiplied by years of continuous service, but in no event more than 65% of Final Average Compensation, or (ii) the product of $270,630 (subject to annual adjustment) multiplied by a fraction, the numerator of which is the employee’s continuous years of service and the denominator of which is the greater of the number of continuous years of service or 25. Compensation includes all cash compensation from an employer that participates in the SERBP, including salary and adjusted bonus, without taking into account voluntary reductions. Adjusted bonus means the lesser of (i) the bonus amount paid or (ii) 25% of salary during the period for which the bonus was earned. The target benefit is reduced by 100% of primary social security benefits and the Company-paid portion of all benefits payable under the Company’s qualified retirement plans to determine the actual benefit payable under the SERBP. The actual benefit will be paid as a straight life annuity or in other actuarially equivalent forms chosen by the participant commencing on the later of retirement or age 60. A participant who retires before age 60 with at least 10 years of continuous service will receive an early retirement benefit commencing on the later of retirement or age 55 equal to the normal retirement benefit reduced by 4% for each year by which commencement of benefits precedes age 60. Ms. Lundgren is the only named executive officer who participates in the SERBP and she was not eligible for early retirement benefits at August 31, 2013.

Potential Payments Upon Termination or Change in Control
Potential Payments Upon a Change in Control
The Company has entered into a change in control agreement with Ms. Lundgren which provides certain benefits if her employment is terminated by the Company without “cause” or by her for “good reason” during a six-month period preceding a “change in control” of the Company or within 24 months after a “change in control” of the Company. In this agreement, “change in control” is generally defined to include:

•	the acquisition by any person of 20 percent or more of the Company’s outstanding Class A common stock;

•	the nomination (and subsequent election) of a majority of the Company’s directors by persons other than the incumbent directors; or

•	the consummation of a sale of all or substantially all of the Company’s assets or an acquisition of the Company through a merger or share exchange.
“Cause” generally includes willful and continued failure to substantially perform assigned duties or willfully engaging in illegal conduct injurious to the Company, and “good reason” generally includes a change in position or responsibilities that does not represent a promotion, a decrease in compensation or a base office relocation.
The Company has also entered into change-in-control agreements with the other named executive officers which provide certain benefits if the officer’s employment is terminated by the Company without “cause” or by the officer for “good reason” within 18 months after a “change in control” of the Company. These agreements contain definitions of “change in control,” “cause” and “good reason” which are substantially identical to those contained in the change in control agreement for Ms. Lundgren.
The Company granted LTIP performance shares to the named executive officers in fiscal 2011, 2012 and 2013 pursuant to which shares of Class A common stock will be issued based on the Company’s performance during the applicable three-year or two-year performance periods relating to the awards. The award agreements relating to the LTIP performance shares provide for an accelerated payout of the performance shares upon a “Company sale,” which generally means a sale of the Company by means of a merger, share exchange or sale of substantially all of the assets of the Company. In addition, award agreements relating to all outstanding RSUs provide for accelerated vesting on a change in control of the Company (which has the same meaning as under the change-in-control agreements). An accelerated payout of LTIP performance shares and accelerated vesting of RSUs would occur even if the named executive officer’s employment was not terminated in connection with the Company sale or change in control.
The following table sets forth the estimated change in control benefits that would have been payable to each named executive officer if a change in control (including a Company sale) had occurred on August 31, 2013 and, except as noted, each officer’s employment had been terminated on that date either by the Company without “cause” or by the officer with “good reason.”

Name	Cash Severance Benefit ($)(1)	Insurance Continuation ($)(2)	Stock Option Acceleration and Extension ($)(3)	Restricted Stock Unit Acceleration ($)(4)	LTIP Performance Share Acceleration ($)(5)	Tax Gross-up Payment ($)(6)	Total ($)
Tamara L. Lundgren	7,500,000	46,286	—	2,321,713	3,232,228	—	13,100,227
Richard D. Peach	1,620,000	25,817	162,495	596,127	936,851	—	3,341,290
Jeffrey Dyck	927,000	33,364	72,134	261,313	383,674	—	1,677,485
Belinda Gaye Hyde	810,000	19,984	60,580	206,949	492,123	—	1,589,636
Thomas D. Klauer	1,361,250	20,204	123,763	396,803	737,099	—	2,639,119
______________________________

(1)
Cash Severance Benefit.    The change-in-control agreements provide for cash severance equal to a multiple (three for Ms. Lundgren, and one and one-half for Messrs. Peach, Dyck and Klauer and Ms. Hyde) times the sum of (a) the officer’s base salary plus (b) the greater of (1) the average of the officer’s last three annual bonuses, except that for Ms. Lundgren the amount taken into account for any such bonus shall not exceed three times the target bonus for such year, or (2) the most recently established target bonus. The change-in-control agreements also provide for a payment of all or a portion of the annual bonus for the year in which termination occurs. The table above does not include a bonus payment for fiscal 2013 because bonuses earned for fiscal 2013 are included in the Summary Compensation Table and no additional amount would have been earned in fiscal 2013 if the officer had terminated employment as of August 31, 2013.

(2)
Insurance Continuation.    If cash severance benefits are triggered, the change-in-control agreements also provide for continuation of Company paid life, accident and medical insurance benefits for up to 36 months following termination of employment for Ms. Lundgren, and up to 18 months for Messrs. Peach, Dyck and Klauer and Ms. Hyde, except to the extent similar benefits are provided by a subsequent employer. The amounts in the table above represent 36 or 18 months, as applicable, of life, accident and medical insurance benefit payments at the rates paid by the Company for each of these officers as of August 31, 2013.

(3)
Stock Option Acceleration and Extension.    All outstanding unexercisable options for all named executive officers will immediately become exercisable on a change in control of the Company, whether or not the officer’s employment is terminated in connection with the change in control. If cash severance benefits are triggered, all options held by Messrs. Peach, Dyck and Klauer and Ms. Hyde will remain outstanding for their full term. Information regarding outstanding options held by the named executive officers is set forth in the “Outstanding Equity Awards” table. The amounts in the table above represent the sum of (a) the positive spread, if any, between $25.25 (the closing market price of the Company’s Class A Common Stock on August 30, 2013, the last trading day of fiscal 2013) and the exercise price for each outstanding unexercisable option held by the applicable officer on August 31, 2013, and (b) the increase in value of outstanding options resulting from the extension of the post-termination exercise period from 90 days to the full remaining term, with the option values for 90-day and full remaining terms calculated using the Black-Scholes option pricing model with assumptions consistent with those used for valuing our options under accounting for share-based compensation.

(4)
RSU Acceleration.    All RSUs for all named executive officers will immediately vest on a change in control of the Company, whether or not the officer’s employment is terminated in connection with the change in control. Information regarding unvested RSUs held by the named executive officers is set forth in the “Outstanding Equity Awards” table. The amounts in the table above represent the number of shares subject to unvested RSUs multiplied by a stock price of $25.25 per share, which was the closing price of the Company’s Class A common stock on August 30, 2013, the last trading day of fiscal 2013.

(5)
LTIP Performance Share Acceleration.    Under the terms of the standard LTIP performance share award agreements, upon a Company sale, a named executive officer would receive a payout in an amount equal to the greater of (a) 100% of the target share amount or (b) the payout calculated as if the performance period had ended on the last day of the Company’s most recently completed fiscal quarter prior to the date of the Company sale, taking into account provisions in the award agreements for calculating performance for a shorter performance period and a partial year. The accelerated payouts would occur whether or not the officer’s employment was terminated in connection with the Company sale. The amounts in the table above represent the value of outstanding LTIP performance share awards that would vest and be paid out pursuant to the terms of the award agreements on a Company sale based on a stock price of $25.25 per share, which was the closing price of the Company’s Class A common stock on August 30, 2013, the last trading day of fiscal 2013.

(6)
Tax Gross-up Payment.    If any payments to a named executive officer other than Ms. Hyde in connection with a change in control are subject to the 20% excise tax on “excess parachute payments” as defined in Section 280G of the Code, the Company is required under the change-in-control agreements to make a tax gross-up payment to the officer sufficient so that officer will receive benefits as if no excise tax were payable. However, for Mr. Peach, Mr. Dyck and Mr. Klauer there is a cut back provision that provides that if the “parachute value” is less than 110% of the Safe Harbor amount (as such terms are defined in the change of control agreement), no additional payment is required and the amounts payable to the named executive officer will be reduced to 2.99 times such officer’s “base amount.” Ms. Hyde’s change in control agreement does not provide for any tax gross-up payment, but does provide that if any payments to her would be “excess parachute payments” her benefits will be cut back to 2.99 times her “base amount” if it would result in a greater net after-tax benefit for her.

Potential Payments Upon Involuntary Termination of Employment without Cause or Voluntary Termination of Employment for “Good Reason” in Circumstances Not Involving a Change in Control
The following table sets forth the estimated benefits that would have been payable to the named executive officers under currently effective agreements if each officer’s employment had been terminated on August 31, 2013, either by the Company without “cause” or, with respect to certain benefits, by the officer for “good reason” in circumstances not involving a change in control.

Name	Cash Severance Benefit ($)(1)	Insurance Continuation ($)(2)	Stock Option Acceleration ($)(3)	Restricted Stock Unit Acceleration ($)(4)	LTIP Performances Share Acceleration ($)(5)	Total ($)
Tamara L. Lundgren	7,500,000	30,858	—	2,321,713	702,834	10,555,405
Richard D. Peach	—	—	—	—	168,746	168,746
Jeffrey Dyck	—	—	—	—	88,224	88,224
Belinda Gaye Hyde	—	—	—	—	55,348	55,348
Thomas D. Klauer	—	—	—	—	127,033	127,033
______________________________

(1)
Cash Severance Benefit.    Ms. Lundgren has entered into an employment agreement providing for, among other things, cash severance benefits if her employment is terminated by the Company without “cause” or by her for “good reason” in circumstances not involving a change in control. “Cause” and “good reason” generally have the same meaning as under the change-in-control agreements described above. The cash severance payment for Ms. Lundgren is equal to three times the sum of base salary plus target bonus as in effect at the time plus a pro rata portion of the incentive bonus that she would have received if she had remained employed for the fiscal year in which the termination occurs (based on the portion of the year worked). The table above does not include a pro rata portion of the incentive bonus for fiscal 2013 because bonuses earned for fiscal 2013 are included in the Summary Compensation Table and no additional amounts would have been earned if Ms. Lundgren had terminated employment as of August 31, 2013. These amounts are payable within 30 days after termination. Under the AICP, if a named executive officer (other than Ms. Lundgren) were involuntarily terminated by the Company without cause (as determined by the Committee), the named executive officer would receive, at the time that bonuses under the program were determined and paid for other participants, a bonus based on the officer’s earnings for the portion of the year the participant was employed. For this purpose the officer would be deemed to have satisfied the officer’s individual goals. The table above does not include bonus payments for fiscal 2013 because bonuses earned for fiscal 2013 are included in the Summary Compensation Table and no additional amounts would have been earned if the officers had terminated employment as of August 31, 2013.

(2)
Insurance Continuation.    If cash severance benefits are triggered under Ms. Lundgren’s employment agreement, her employment agreement provides for continuation for up to 24 months of Company paid life, accident and health insurance benefits for Ms. Lundgren and Ms. Lundgren’s spouse and dependents, and the amount in the table represents 24 months of such insurance benefit payments at the rates paid by us for Ms. Lundgren as of August 31, 2013.

(3)
Stock Option Acceleration. If cash severance benefits are triggered under Ms. Lundgren’s employment agreement, her employment agreement provides that all of her outstanding unexercisable options will immediately become exercisable. Information regarding outstanding unexercisable options held by Ms. Lundgren is set forth in the Outstanding Equity Awards table. No amount is reported in the table above because the exercise price for each outstanding unexercisable option held by Ms. Lundgren on August 31, 2013 exceeded $25.25 (the closing market price of the Company’s Class A Common Stock on August 30, 2013, the last trading day of fiscal 2013).

(4)
RSU Acceleration.    If cash severance benefits are triggered under Ms. Lundgren’s employment agreement, her employment agreement also provides that all RSUs will immediately vest. Information regarding unvested restricted stock units held by Ms. Lundgren is set forth in the Outstanding Equity Awards table. The amount in the table above represents the number of shares subject to unvested RSUs multiplied by a stock price of $25.25 per share, which was the closing price of the Company’s Class A common stock on August 30, 2013, the last trading day of fiscal 2013.

(5)
LTIP Performance Shares Acceleration.    Under the terms of the standard LTIP performance share award agreements, if a named executive officer’s employment is terminated by the Company without cause in circumstances not involving a Company sale after the end of the twelfth month of the applicable performance period and prior to the vesting date, the named executive officer would be entitled to receive a prorated award to be paid following completion of the performance period, taking into account the number of performance shares that would otherwise have been issued based on the actual performance during the entire performance period and the portion of the performance period the officer had worked. The officer is required to provide a release of claims in connection with such payout. For this purpose, “cause” generally means (a) the conviction of the officer of a felony involving theft or moral turpitude or relating to the business of the Company, (b) the officer’s continued failure to perform assigned duties, (c) fraud or dishonesty by the officer in connection with employment with the Company, (d) any incident materially compromising the officer’s reputation or ability to represent the Company with the public, (e) any willful misconduct that substantially impairs the Company’s business or reputation, or (f) any other willful misconduct by the officer that is clearly inconsistent with the officer’s position or responsibilities. The amounts in the table above are calculated based on actual performance for completed portions of the applicable performance periods and assume performance at the 100% payout level (actual performance may be more or less) for the remaining portions of the performance periods, with the resulting number of performance shares then multiplied by a stock price of $25.25 per share, which was the closing price of the Company’s Class A common stock on August 30, 2013, the last trading day of fiscal 2013.
Payments Under Mr. Christopher’s Severance Agreement

On August 10, 2013, Mr. Christopher gave notice to the Company of resignation of his employment, and his employment terminated on August 14, 2013. On August 27, 2013, the Company entered into a Severance Agreement With Covenants (the “Severance Agreement”) with Mr. Christopher to fully and finally settle any and all claims he may have had against the Company. The following table sets forth the estimated benefits payable to Mr. Christopher under the Severance Agreement.

Name	Cash Severance Benefit ($)(1)	Insurance Continuation ($)(2)	Restricted Stock Unit Acceleration ($)(3)	LTIP Performances Share Acceleration ($)(4)	Total ($)
Patrick L. Christopher	125,000	10,480	126,910	168,785	431,175
______________________________

(1)	Cash Severance Benefit. The Severance Agreement provides for the cash severance benefit set forth in the table above payable in twelve monthly installments commencing on August 31, 2013.

(2)
Insurance Continuation. The Severance Agreement provides for the cash payment to Mr. Christopher of the amount set forth in the table above payable in four quarterly installments commencing on December 15, 2013, which are intended for his use to purchase health insurance benefits. The Company shall not be obligated to make these payments if Mr. Christopher receives health insurance benefits from a subsequent employer.

(3)
RSU Acceleration. The Company will issue Mr. Christopher 4,831 shares of the Company’s Class A common stock on August 14, 2014, representing the number of shares that would have been issued under his outstanding restricted stock unit awards if his employment had continued to June 1, 2014. The amount in the table above is based on a stock price of $26.27 per share, which was the closing price of the Company’s Class A common stock on August 27, 2013, the date of the Severance Agreement.

(4)
LTIP Performance Shares Acceleration. The Company will issue Mr. Christopher 1,774 shares of the Company’s Class A common stock on August 14, 2014, representing the number of shares that would have been issued to him under his performance share award for fiscal years 2011-2013 if his employment had continued to October 31, 2013. The Company will also issue Mr. Christopher an estimated 4,651 shares of the Company’s Class A common stock that would have been issued to him if his employment had continued to April 30, 2014 under special performance share awards related to the three-year return on investment on nonferrous metals recovery system upgrades made in fiscal 2011 at the Company’s facilities in Tacoma, Everett and Oakland. The amount in the table above is based on a stock price of $26.27 per share, which was the closing price of the Company’s Class A common stock on August 27, 2013, the date of the Severance Agreement.

Potential Payments Upon Retirement
The terms of outstanding options, RSUs and LTIP performance share awards define retirement as normal retirement after reaching age 65, early retirement after reaching age 55 and completing 10 years of service or early retirement after completing 30 years of service. Mr. Klauer is the only named executive officer who was eligible for retirement at August 31, 2013. The following table sets forth the estimated benefits that would have been payable to Mr. Klauer if his employment had been terminated on August 31, 2013 by reason of retirement, excluding amounts payable under the Company’s 401(k) Plan, Pension Plan and SERBP.

Name	Stock Option Extension ($)(1)	Restricted Stock Unit Acceleration ($)(2)	LTIP Performance Shares Acceleration ($)(3)	Total ($)
Thomas D. Klauer	3,111	396,803	127,033	526,947
______________________________

(1)
Stock Option Extension.    The terms of outstanding options provide that on retirement, the standard 90-day period for exercising options following termination of employment will be extended to 12 months, but not beyond each option’s original 10-year term. Information regarding outstanding options held by Mr. Klauer is set forth in the “Outstanding Equity Awards” table. The amount in the table above represents the increase in value of outstanding options resulting from the extension of the post-termination exercise period from 90 days to 12 months, with the option values for 90-day and 12-month remaining terms calculated using the Black-Scholes option pricing model with assumptions consistent with those used for valuing our options under accounting for share-based compensation.

(2)
RSU Acceleration.    The terms of the RSU awards (other than Ms. Lundgren’s RSU for 2,763 shares granted in August 2012) provide for accelerated vesting on retirement. Information regarding unvested RSUs held by Mr. Klauer is set forth in the “Outstanding Equity Awards” table above. The amount in the table above represents the number of shares subject to RSUs that would vest on retirement multiplied by a stock price of $25.25 per share, which was the closing price of the Company’s Class A common stock on August 30, 2013, the last trading day of fiscal 2013.

(3)
LTIP Performance Shares Acceleration.    Under the terms of the standard LTIP performance share awards, if a named executive officer retires prior to the vesting date, the named executive officer would be entitled to receive a pro-rated award to be paid following completion of the performance period, taking into account the number of performance shares that would otherwise have been issued based on the actual performance through the entire performance period and the portion of the performance period the officer had worked. The officer is required to provide a release of claims in connection with such payout. The amount in the table above is calculated based on actual performance for completed portions of the applicable performance periods and assumes performance at the 100% payout level (actual performance may be more or less) for the remaining portions of the performance periods, with the resulting number of performance shares then multiplied by a stock price of $25.25 per share, which was the closing price of the Company’s Class A common stock on August 30, 2013, the last trading day of fiscal 2013.

Potential Payments Upon Disability or Death
The following table sets forth the estimated benefits that would have been payable to the named executive officers if each officer’s employment had been terminated on August 31, 2013 by reason of disability or death, excluding amounts payable under the Company’s 401(k) Plan, Pension Plan and SERBP.

Name	Stock Option Acceleration and Extension ($)(1)	Restricted Stock Unit Acceleration ($)(2)	LTIP Performance Shares Acceleration ($)(3)	Total ($)
Tamara L. Lundgren	72,963	2,321,713	370,695	2,765,371
Richard D. Peach	16,200	596,127	74,109	686,436
Jeffrey Dyck	7,329	261,313	49,490	318,132
Belinda Gaye Hyde	6,040	206,949	—	212,989
Thomas D. Klauer	13,965	396,803	60,625	471,393
______________________________

(1)
Stock Option Acceleration and Extension.    The terms of outstanding options provide that upon termination of employment as a result of disability or death, all unvested options shall become fully exercisable and the standard 90-day period for exercising options following termination of employment will be extended to 12 months, but not beyond each option’s original 10-year term. Information regarding outstanding options held by the named executive officers is set forth in the “Outstanding Equity Awards” table. The amounts in the table above represent the sum of (a) the positive spread, if any, between $25.25 (the closing market price of the Company’s Class A Common Stock on August 30, 2013, the last trading day of fiscal 2013) and the exercise price for each outstanding unexercisable options held by the applicable officer on August 31, 2013, and (b) the increase in value of outstanding options resulting from the extension of the post-termination exercise period from 90 days to 12 months, with the option values for 90-day and 12-month remaining terms calculated using the Black-Scholes option pricing model with assumptions consistent with those used for valuing our options under accounting for share-based compensation.

(2)
RSU Acceleration.    The terms of the RSU awards provide for accelerated vesting upon termination of employment as a result of disability or death. Information regarding unvested RSUs held by the named executive officers is set forth in the “Outstanding Equity Awards” table above. The amounts in the table above represent the number of shares subject to unvested RSUs multiplied by a stock price of $25.25 per share, which was the closing price of the Company’s Class A common stock on August 30, 2013, the last trading day of fiscal 2013.

(3)
LTIP Performance Shares Acceleration.    Under the terms of the standard LTIP performance share awards, if a named executive officer’s employment is terminated due to death or disability prior to the vesting date, the officer (or his or her estate) would receive a payout in an amount equal to the payout calculated as if the performance period had ended on the last day of the Company’s most recently completed fiscal quarter prior to the date of employment termination, taking into account provisions in the award agreement for calculating performance for a shorter performance period and a partial year, and prorated for the portion of the performance period the officer had worked. The amounts in the table above represent the value of outstanding LTIP performance share awards that would vest and be paid out pursuant to the terms of the award agreements on death or disability based on a stock price of $25.25 per share, which was the closing price of the Company’s Class A common stock on August 30, 2013, the last trading day of fiscal 2013.

COMPENSATION PLAN INFORMATION
The following table provides information as of August 31, 2013 regarding equity compensation plans approved and not approved by the Company’s shareholders.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(2)	(b) Weighted average exercise price of outstanding options, warrants and rights(3)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders(1)	1,733,851	$32.07	5,687,621
Equity compensation plans not approved by shareholders	—	—	—
Total	1,733,851	$32.07	5,687,621
______________________________

(1)	Consists entirely of shares of Class A common stock authorized for issuance under the Company’s SIP.

(2)
Consists of 554,449 shares subject to outstanding options, 311,322 shares subject to outstanding RSUs, 146,391 shares subject to outstanding DSUs or credited to stock accounts under the Deferred Compensation Plan for Non-Employee Directors, and 721,689 shares representing the maximum number of shares that could be issued under outstanding LTIP performance share awards.

(3)	Represents the weighted average exercise price for options included in column (a).

PROPOSAL NO. 2 – ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Securities and Exchange Act of 1934 (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)) and the related rules of the SEC, we are including in these proxy materials a separate resolution to approve, in a non-binding, advisory vote, the compensation paid to our named executive officers as disclosed on pages 15 through 43. In accordance with the results of the advisory vote on the frequency of shareholder advisory votes on executive compensation conducted at our 2012 annual meeting, we currently intend to hold such votes annually. Accordingly, the next such vote will be held at our 2015 Annual Meeting of Shareholders. While the results of the vote are non-binding and advisory in nature, the Board of Directors intends to carefully consider the results of this vote.
The text of the resolution in respect of Proposal No. 2 is as follows:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion, is hereby APPROVED.
The Board of Directors recommends a vote FOR this resolution because it believes that our executive compensation policies and practices described in the Compensation Discussion and Analysis are effective in achieving the Company’s goals of rewarding sustained financial and operating performance and leadership excellence, aligning the executives’ long-term interests with those of the shareholders and motivating the executives to remain with the Company for long and productive careers. Our performance targets are meaningful and rigorous and are designed to encourage our executives to perform at the highest levels. In addition, the Company’s executive compensation practices have been designed to align our executive officer’s interests with those of shareholders and to drive long-term shareholder value:

•	Pay for Performance: The majority of our named executive officers’ compensation is not guaranteed, but is based on the financial performance of the Company as a whole.

•	Change-in-Control Agreements: No excise tax gross-ups have been included in new agreements since 2008.

•	Minimal Perquisites: We do not have any special perquisites and the annual value is small.

•
Share-ownership Guidelines: The guidelines specify that the CEO must hold our Class A Common Stock in the amount of five times base salary and Senior Vice Presidents must hold two times base salary. Our policy is to allow our executive officers to reach their targeted holdings through retention of shares which vest under our SIP. Our CEO has achieved the minimum required ownership, and each of the other named executive officers was otherwise in compliance with the guidelines as of August 31, 2013.

•
Regular Review of Share Utilization: We evaluate share utilization annually by reviewing overhang levels (dilutive impact of equity compensation on shareholders) and annual run rates (the aggregate shares awarded as a percentage of total outstanding shares).

•	Independent Compensation Consulting Firm: The Compensation Committee utilizes an independent compensation consulting firm which does not provide other services to the Company.

•	Dividends and Dividend Equivalents: No dividends or dividend equivalents are paid on unearned LTIP performance shares.
We urge shareholders to read the Compensation Discussion and Analysis beginning on page 15 of this proxy statement, as well as the Summary Compensation Table and related compensation tables and narrative discussion, appearing on pages 31 through 43, which provide detailed information on the Company’s executive compensation policies and practices and the compensation of our named executive officers.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 3 - APPROVAL OF THE AMENDED AND RESTATED 1993 STOCK INCENTIVE PLAN
Introduction

We are asking that our shareholders vote to approve the Amended and Restated 1993 Stock Incentive Plan (the “Amended SIP”). Our Board of Directors adopted the Amended SIP on November 7, 2013, subject to approval by our shareholders.

The Board of Directors believes the availability of stock incentives is an important factor in the Company’s ability to attract and retain experienced and competent employees and to provide an incentive for them to exert their best efforts on behalf of the Company.

The Amended SIP maintains (with no increase) the maximum number of shares (12,200,000) underlying awards that may be granted under the plan. Under the Amended SIP, during any calendar year, no participant may be granted stock options or stock appreciation rights (“SARs”) covering in excess of 600,000 shares (increased from 150,000). Under the Amended SIP, during any fiscal year, no participant may be granted (1) share-based performance awards (other than stock options and SARs) intended to qualify under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) covering in excess of 200,000 shares (increased from 100,000) or (2) cash-based performance awards intended to qualify under Section 162(m) of the Code in excess of $5,000,000 (increased from $2,000,000). The share limits described in this paragraph are subject to adjustment in certain circumstances. The increases in the limits on the number of stock options, SARs and performance awards, which have not been changed since 2006, are designed to allow awards at current levels of compensation to comply with Code Section 162(m).

Shareholder approval of the Amended SIP will constitute approval of (1) the per-employee annual limits on grants of options and stock appreciation rights under the Amended SIP as set forth in Section 5 of the Amended SIP and (2) the performance criteria for performance-based awards and the maximum amounts payable under performance-based awards as set forth in Section 10 of the Amended SIP. This approval is required every five years for continued compliance with regulations under Section 162(m) of the Code.
Promotion of Good Compensation Practices
The Amended SIP is designed to reinforce the alignment between equity compensation arrangements for officers, employees, directors, consultants and other Company advisors, and stockholders’ interests, and, as highlighted below, includes a number of features that the Company believes represent best practices.

•	No Discounted Stock Options or SARs. Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the date of grant.

•
No “Repricing” without Stockholder Approval. The Company may not, without the approval of stockholders, (1) reduce the exercise price of an outstanding stock option or the grant price of an outstanding SAR or (2) cancel and re-grant an outstanding stock option or SAR or exchange such stock option or SAR for either cash or a new award with a lower (or no) exercise price when the exercise price of such stock option or the grant price of such SAR is above the fair market value of a share of common stock.

•	No “Evergreen” Provision. There is no “evergreen” feature pursuant to which the shares available for issuance under the Amended SIP can be automatically replenished.

•
No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, unless approved by the Compensation Committee of the Board of Directors (the “Committee”).

•	No Automatic Grants. The Amended SIP does not provide for “reload” or other automatic grants to participants.

•	No Tax Gross-ups. The Amended SIP does not provide for any tax gross-ups.

Key Data
The following tables includes information regarding outstanding equity awards, shares available for future equity awards under the Amended SIP and total shares outstanding as of August 31, 2013:

Total shares underlying outstanding options	554,449
Weighted average exercise price of outstanding options	$32.07
Weighted average remaining contractual life of outstanding options	3.1
Total shares underlying outstanding unvested restricted stock units (“RSUs”) (including deferred stock units (“DSUs”) granted to non-employee directors and shares in stock accounts under the Deferred Compensation Plan.)	457,713
Performance Share awards (original target awards)	572,693
Total shares currently available for grant	5,687,621
Total Shares Outstanding	26,564,323

Amended and Restated 1993 Stock Incentive Plan
Name and Position	Stock Options Outstanding (#)(1)	Outstanding RSU/DSUs (#)(2)	Outstanding Performance Shares Awards (original target awards) (#)(3)
Tamara L. Lundgren	175,160	91,949	140,949
Richard D. Peach	49,092	23,609	39,691
Jeffrey Dyck	22,119	10,349	16,548
Belinda Gaye Hyde	18,302	8,196	19,490
Thomas D. Klauer	41,872	15,715	31,396
Executive Officers as a Group	352,711	174,364	296,302
Non-Employee Directors as a Group	153,270	133,045	—
Employees (excludes executive officers)	39,468	136,958	276,391
______________________________

(1)	Exercise prices range from $22.95 to $39.33, with expiration dates ranging from August 19, 2014 to August 28, 2017. Vesting date of unvested stock options is August 27, 2014.

(2)	Vesting dates for restricted stock units and deferred stock units range from January 28, 2014 to August 28, 2017.

(3)
The maximum payout of performance shares is potentially 200% of the target awards set forth in the table above. Performance shares were granted in November 2011, July 2012 and August 2013 and vest upon achievement of multi-year performance goals.

Based on a review of the Company’s historical practice, the Board of Directors believes the amounts available under the Amended SIP will be sufficient to cover awards for at least the next five years. In fiscal years 2013, 2012 and 2011, the Company granted equity awards (including stock options and RSUs) representing a total of approximately 249,391 shares, 490,742 shares and 154,093 shares, respectively, and performance share awards vested for 97,719, 54,375 and 89,875 shares respectively, equaling a three-year average utilization rate of 1.39%, which is below the Institutional Shareholder Services burn rate threshold of 3.08% applied to our industry. The Board of Directors expects to continue to grant awards under the Amended SIP consistent with the Company’s historical share utilization rates.

Description of the Amended SIP

The principal features of the Amended SIP are described below. The complete text of the Amended SIP is attached to this proxy statement as Appendix A.

Eligibility.    All employees, officers and directors of the Company and its subsidiaries are eligible to participate in the Amended SIP. Also eligible are nonemployee consultants and advisors to the Company.

Shares Reserved.    A total of 12,200,000 shares of Class A Common Stock have previously been approved for issuance under the Amended SIP. This amount represents no increase in the total number of shares approved for issuance under the plan.

Administration.    The Amended SIP is administered by the Committee, which designates from time to time the individuals to whom awards are made under the Amended SIP, the amount of any such award and the price and other terms and conditions of any such award. Subject to the provisions of the Amended SIP, the Committee may adopt and amend rules and regulations relating to the administration of the Amended SIP, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. Only the Board of Directors may amend, modify or terminate the Amended SIP.

Term of the Amended SIP.    The Amended SIP will continue until all shares available for issuance under the Amended SIP have been issued and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the Amended SIP at any time.

Restricted Stock.    The Amended SIP authorizes the Company to issue shares that are subject to forfeiture and restrictions on transferability as set forth in the Amended SIP and as may be otherwise determined by the Committee. Upon the grant of restricted stock, the recipient will have the right to vote the restricted stock. An award of restricted stock may provide the participant with dividends, payable in cash or additional shares of Class A Common Stock, on a current or delayed basis, on such terms and conditions as may be determined by the Committee in its sole and plenary discretion. Restricted stock granted under the Amended SIP may or may not be subject to performance conditions. During the restriction period set by the Committee, the recipient may not sell, transfer, pledge, exchange or otherwise encumber the restricted stock.

Restricted Stock Units.    The Amended SIP authorizes the Committee to grant RSUs, including DSUs. RSUs are awards denominated in shares that will be settled, subject to the terms and conditions of the RSUs, in an amount in cash, shares or both, based upon the fair market value of a specified number of shares. RSUs are not shares of our Class A common stock and do not entitle the recipients to the rights of a stockholder. The award agreement for RSUs will specify whether, to what extent and on what terms and conditions the applicable participant will be entitled to receive current or delayed payments of cash, shares or other property corresponding to the dividends payable on the shares. RSUs granted under the Amended SIP may or may not be subject to performance conditions. The recipient may not sell, transfer, pledge or otherwise encumber RSUs granted under the Amended SIP prior to their vesting.

Stock Options.    The Committee determines the persons to whom options are granted, the per share exercise price, the number of shares subject to each option, the period of each option and the times at which options may be exercised and whether the option is an Incentive Stock Option (“ISO”), as defined in Section 422 of the Code, or an option other than an ISO (a “Non-Statutory Stock Option” or “NSO”). The maximum number of shares that may be delivered pursuant to ISOs granted under the Amended SIP is 12,200,000. No employee may be granted options or stock appreciation rights under the Amended SIP for more than 600,000 shares of Class A Common Stock in any calendar year. Approval by the shareholders of the Amended SIP shall constitute approval of the per employee annual limitation described in the immediately preceding sentence. The per share exercise price of a stock option cannot be less than the fair market value of the Class A Common Stock on the date of grant. Stock options cannot be repriced without stockholder approval.

If an optionee at the time of grant of an ISO owns stock possessing more than 10% of the combined voting power of the Company, the per share exercise price may not be less than 110% of the fair market value of the Class A Common Stock on the date of grant. The aggregate fair market value, on the date of the grant, of the stock for which ISOs are exercisable for the first time by an employee during any calendar year may not exceed $100,000. Options granted under the Amended SIP generally continue in effect for the period fixed by the Committee, except that ISOs are not exercisable after the expiration of 10 years from the date of grant or five years in the case of 10% shareholders.

Options are exercisable in accordance with the terms of an option agreement entered into at the time of grant and, except as otherwise determined by the Committee with respect to a NSO, are nontransferable except on death of a holder or pursuant to a qualified domestic relations order. Options may be exercised only while an optionee is employed by or in the service of the Company or a subsidiary or within 12 months following termination of employment by reason of death, disability or retirement or 30 days following termination for any other reason. The Amended SIP provides that the Committee may extend the exercise period for any period up to the expiration date of the option.

The purchase price for each share purchased pursuant to the exercise of options must be paid in cash, or, with the consent of the Committee, in whole or in part, in shares of Class A Common Stock valued at fair market value. Upon the exercise of an option, the number of shares subject to the option and the number of shares available under the Amended SIP for future option grants are reduced by the number of shares with respect to which the option is exercised.

Stock Appreciation Rights.    Stock appreciation rights (“SARs”) may be granted under the Amended SIP. SARs may, but need not, be granted in connection with an option grant or an outstanding option previously granted under the Amended SIP. A SAR gives the holder the right to payment from the Company of an amount equal in value to the excess of the fair market value on the date of exercise of a share of Class A Common Stock of the Company over its fair market value on the date of grant, or if granted in connection with an option, the exercise price per share under the option to which the SAR relates. A SAR is exercisable only at the time or times established by the Committee. If a SAR is granted in connection with an option it is exercisable only to the extent and on the same conditions that the related option is exercisable. The per share exercise price of a SAR cannot be less than the fair market value of the Class A Common Stock on the date of grant. SARs cannot be repriced without stockholder approval. Payment by the Company upon exercise of a SAR may be made in Class A Common Stock of the Company valued at its fair market value, in cash, stock or a combination of cash and stock, as determined by the Committee.

Performance-Based Awards.    The Committee may grant performance-based awards denominated either in Class A Common Stock or in dollar amounts. All or part of the awards will be earned if performance goals established by the Committee for the period covered by the award are met and the recipient satisfies any other restrictions established by the Committee. The performance goals may be expressed as one or more targeted levels of performance with respect to one or more of the following objective measures with respect to the Company or any subsidiary, division or other unit of the Company: economic profit (adjusted operating income after taxes less a capital charge), man hours per ton, net income, earnings per share, stock price increase, total shareholder return (stock price increase plus dividends), return on equity, return on assets, return on capital, return on investment, revenues, sales volume, production volume, cost of goods sold, gross margin, gross margin per ton (or other unit of weight or volume), operating margin, operating income, operating income per ton (or other measure of weight or volume), income before income taxes, earnings before interest and taxes (“EBIT”), earnings before interest, taxes, depreciation and amortization (“EBITDA”), working capital, inventories, inventory turns, intake purchase volumes, cash flows, conversion costs, safety metrics (including but not limited to OSHA Total Incident Rate, Lost Time Rate and Recordable Injuries), cost savings (including labor savings, reductions in operating costs, reductions in production costs, and reductions in selling, general and administrative expense) or any of the foregoing before the effect of acquisitions, divestitures, accounting changes, and restructuring and special charges (determined according to criteria established by the Committee).

Performance-based awards may be paid in cash or shares of Class A Common Stock and may be made as awards of restricted stock or RSUs subject to forfeiture if performance goals are not satisfied. No participant may be granted in any fiscal year performance-based awards denominated in Class A Common Stock under which the aggregate amount payable under the awards exceeds the equivalent of 200,000 shares or performance-based awards denominated in dollars under which the aggregate amount payable under the awards exceeds $5,000,000. Approval by the shareholders of the Amended SIP shall constitute approval of the performance criteria for performance-based awards and the annual limitations on the grants of performance-based awards described above. The payment of a performance-based award in cash will not reduce the number of shares reserved under the Amended SIP.

Other Stock-Based Awards.    Other awards of shares of Class A Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Class A Common Stock, including unrestricted stock, dividend equivalents and convertible debentures, may be granted under the Amended SIP.

Changes in Capital Structure.    The Committee has authority under the Amended SIP to adjust the individual share limits under the Amended SIP and to adjust individual awards in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the Amended SIP.

Change in Control.    The Committee may provide in any award agreement (or otherwise) for provisions relating to a change in control of the Company, including, without limitation, the acceleration of the exercisability of, or the lapse of restrictions or deemed satisfaction of goals with respect to, any outstanding awards under the Amended SIP.

U.S. Federal Income Tax Consequences

The following is a summary of certain federal income tax consequences of awards made under the Amended SIP based upon the laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the Amended SIP. The income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

Non-Qualified Stock Options.    A participant will not recognize taxable income at the time of grant of a non-qualified stock option, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and we generally will be entitled to a corresponding deduction.

Incentive Stock Options.    A participant will not recognize taxable income at the time of grant of an incentive stock option. A participant will not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the stock option was granted and one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and we will not be entitled to any deduction. If, however, such shares are disposed of within such two- or one-year periods, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price, and we generally will be entitled to a corresponding deduction. The excess of the amount realized through the disposition date over the fair market value of the stock on the exercise date will be treated as capital gain.

SARs.    A participant will not recognize taxable income at the time of grant of a SAR, and we will not be entitled to a tax deduction at such time. Upon exercise, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) equal to the fair market value of any shares delivered and the amount of cash paid by us, and we generally will be entitled to a corresponding deduction.

Restricted Stock.    A participant will not recognize taxable income at the time of grant of shares of restricted stock, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Code to be taxed at such time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company is entitled to a corresponding deduction at the time the ordinary income is recognized by the participant, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income. The Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

RSUs.    A participant will not recognize taxable income at the time of grant of a restricted stock unit, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares delivered and the amount of cash paid by us, and we will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

Section 162(m).    Section 162(m) of the Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year. Under IRS regulations, compensation received through the exercise of an option or SAR will not be subject to the $1,000,000 limit if the option or stock appreciation right and the Amended SIP pursuant to which it is granted meet certain requirements. One requirement is shareholder approval at least once every five years of a per-employee limit on the number of shares as to which options and SAR may be granted. Approval of this proposal will constitute approval of the per-employee limit under the Amended SIP. Other requirements are that the option or SAR be granted by a committee of at least two outside directors and that the exercise price of the option or SAR be not less than fair market value of the Class A Common Stock on the date of grant. Accordingly, the Company believes that if this proposal is approved by shareholders, compensation received on exercise of options and SARs granted under the Amended SIP in compliance with all of the above requirements will continue to be exempt from the $1,000,000 deduction limit.

Under IRS regulations, compensation received through a performance-based award will not be subject to the $1,000,000 limit under Section 162(m) of the Code if the performance-based award and the Amended SIP meet certain requirements. One of these requirements is shareholder approval at least once every five years of the performance criteria upon which award payouts are based and the maximum amount payable under awards, both of which are set forth in Section 10 of the Amended SIP. Approval of this proposal will constitute approval of the performance criteria and the maximum amount payable under the awards. Other requirements are that objective performance goals and the amounts payable upon achievement of the goals be established by a committee of at least two outside directors and that no discretion be retained to increase the amount payable under the awards. The Company believes that, if this proposal is approved by the shareholders, compensation received on vesting of performance-based awards granted under the Amended SIP in compliance with all of the above requirements will not be subject to the $1,000,000 deduction limit.

Amended SIP Benefits

Information regarding RSUs and performance-based awards granted in fiscal 2013 to the named executive officers under the Amended SIP is set forth in “Grants of Plan-Based Awards in Fiscal 2013” above. Information regarding DSUs granted in fiscal 2013 to nonemployee directors under the Amended SIP is set forth in “Director Compensation” above. RSUs for a total of 109,975 shares and performance-based awards for a maximum of 255,810 shares were granted under the Amended SIP in fiscal 2013 to all executive officers as a group. RSUs for a total of 107,026 shares were granted under the Amended SIP in fiscal 2013 to employees who are not executive officers.

Vote Required to Approve the Amended SIP

Holders of Class A Common Stock and Class B Common Stock will vote together as a single class to approve the Amended SIP. The Amended SIP will be approved if it receives the affirmative vote of a majority of the total votes cast on the proposal. Abstentions have the same effect as “no” votes in determining whether the Amended SIP is approved. Broker non-votes are not counted for purposes of determining whether a quorum exists at the Annual Meeting and are not counted and have no effect on the results of the vote on this proposal. The proxies will be voted for or against the proposal or as an abstention in accordance with the instructions specified on the proxy form. If no instructions are given by owners of record, proxies will be voted for approval of the Amended SIP.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDER VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 1993 STOCK INCENTIVE PLAN.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee selected PricewaterhouseCoopers LLP (“PwC”) as our independent auditors to audit our financial statements and our internal control over financial reporting for the fiscal years ended August 31, 2012 and 2013, as well as for the fiscal year ending August 31, 2014. Aggregate fees of PwC for audit services related to the most recent two fiscal years, and other professional services for which they billed us during the most recent two fiscal years, were:

	2013	2012
Audit Fees(1)	$2,095,250	$1,784,235
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	3,600	3,600
Total	$2,098,850	$1,787,835
______________________________

(1)
Comprised of the audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements and the required audit of the Company’s internal control over financial reporting, as well as consents related to and reviews of other documents filed with the SEC.

In fiscal 2013 and 2012, all of the fees paid to our independent auditors were approved by the Audit Committee.
A representative of PwC is expected to be present at the annual meeting and will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.
Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by our independent accountants must be approved in advance by the Audit Committee to assure that such services do not impair the accountants’ independence from the Company. Accordingly, the Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy (the “Policy”) which sets forth the procedures and the conditions pursuant to which services to be performed by the independent accountants are to be pre-approved. Pursuant to the Policy, certain services described in detail in the Policy may be pre-approved on an annual basis together with pre-approved maximum fee levels for such services. The services eligible for annual pre-approval consist of services that would be included under the categories of Audit Fees, Audit-Related Fees and Tax Fees in the above table as well as services for accounting consultations. If not pre-approved on an annual basis, proposed services must otherwise be separately approved prior to being performed by the independent accountants. In addition, any services that receive annual pre-approval but exceed the pre-approved maximum fee level also will require separate approval by the Audit Committee. The Audit Committee may delegate authority to pre-approve audit and non-audit services to any member of the Audit Committee but may not delegate such authority to management.

AUDIT COMMITTEE REPORT
The Audit Committee has:

•	Reviewed and discussed the audited financial statements of the Company with management.

•
Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200 T.

•
Received the written disclosures and the letter from the Company’s independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with the independent accountant the independent accountant’s independence.

•
Based on the review and discussions described above, recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2013 filed with the SEC.

AUDIT COMMITTEE
William D. Larsson, Chair
David J. Anderson
David L. Jahnke
Judith A. Johansen

SHAREHOLDER PROPOSALS FOR 2015 ANNUAL MEETING
The Company’s Bylaws require shareholders to give the Company advance notice of any proposal or director nomination to be submitted at any meeting of shareholders and prescribe the information to be contained in any such notice. For any shareholder proposal or nomination to be considered at the 2015 Annual Meeting of Shareholders, the shareholder’s notice must be received at the Company’s principal executive office no earlier than the close of business on October 1, 2014 and no later than the close of business on October 31, 2014 and otherwise comply with the requirements of the Company’s Bylaws. In addition, any proposal by a shareholder of the Company to be considered for inclusion in proxy materials for the Company’s 2015 Annual Meeting of Shareholders must be received in proper form by the Company at its principal executive office no later than August 20, 2014.
DISCRETIONARY AUTHORITY
Although the Notice of Annual Meeting of Shareholders provides for transaction of any other business that properly comes before the meeting, the Board has no knowledge of any matters to be presented at the meeting other than the matters described in this Proxy Statement. The enclosed proxy, however, gives discretionary authority to the proxy holders to vote in accordance with their judgment if any other matters are presented.
GENERAL
The cost of preparing, printing and mailing this Proxy Statement and of the solicitation of proxies by us will be borne by us. Solicitation will be made by mail and, in addition, may be made by our directors, officers and employees personally or by telephone, email, facsimile or telegram. We will request brokers, custodians, nominees and other like parties to forward copies of proxy materials to beneficial owners of stock and will reimburse such parties for their reasonable and customary charges or expenses in this connection.
We will provide to any person whose proxy is solicited by this proxy statement, without charge, upon written request to our Corporate Secretary, at 299 SW Clay St., Portland, OR 97201, a copy of our Annual Report on Form 10-K for the fiscal year ended August 31, 2013 or of our proxy statement. We also make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K.
IT IS IMPORTANT THAT PROXIES BE PROVIDED PROMPTLY. THEREFORE, SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO SUBMIT A PROXY THROUGH THE INTERNET OR BY TELEPHONE OR TO EXECUTE AND RETURN THE ENCLOSED PROXY IN THE REPLY ENVELOPE PROVIDED IF THIS PROXY WAS RECEIVED BY MAIL.
By Order of the Board of Directors
Richard C. Josephson
Secretary
December 18, 2013

APPENDIX A

SCHNITZER STEEL INDUSTRIES, INC.
1993 STOCK INCENTIVE PLAN
(Amended and Restated as of November 7, 2013)

1.Purpose. The purpose of this 1993 Stock Incentive Plan (the “Plan”) is to enable Schnitzer Steel Industries, Inc. (the “Company”) to attract and retain the services of (1) selected employees, officers and directors of the Company or of any subsidiary of the Company and (2) selected nonemployee consultants and advisors to the Company.

2.Shares Subject to the Plan. Subject to adjustment as provided below and in paragraph 12, the shares to be offered under the Plan shall consist of Class A Common Stock of the Company, and the total number of shares of Class A Common Stock that may be issued under the Plan shall not exceed 12,200,000 shares. The shares issued under the Plan may be authorized and unissued shares or reacquired shares. If an award granted under the Plan is forfeited, expires or lapses without being exercised (to the extent applicable), terminates, is cancelled, or is settled for cash, the unissued shares subject to such award shall again be available under the Plan.

3.Effective Date and Duration of Plan.

(a)Effective Date. The Plan shall become effective when adopted by the Board of Directors (“Effective Date”); provided, however, that prior to shareholder approval of the Plan, any awards shall be subject to and conditioned on approval of the Plan by a majority of the votes cast at a shareholders meeting at which a quorum is present.
(b)Duration. The Plan shall continue in effect until all shares available for issuance under the Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to any awards then outstanding under the Plan. Termination of the Plan shall not affect any outstanding awards issued under the Plan.

4.Administration. The Plan shall be administered by a committee of the Board of Directors of the Company (the “Committee”), which shall determine and designate from time to time the individuals to whom awards shall be made, the amount of the awards, and the other terms and conditions of the awards. Subject to the provisions of the Plan, the Committee may from time to time adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Committee shall be final and conclusive. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency. Any authority granted to the Committee may also be exercised by the Board of Directors of the Company, except to the extent that the grant or exercise of such authority would cause any award under the Plan intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), that is set forth in Section 162(m)(4)(C) of the Code to fail to so qualify.

5.Awards.

(a)Types of Awards; Eligibility. The Committee may, from time to time, take the following actions, separately or in combination, under the Plan: (i) grant Incentive Stock Options, as defined in Section 422 of the Code, with respect to shares of Class A Common Stock, as provided in paragraphs 6(a) and 6(b); (ii) grant options other than Incentive Stock Options with respect to shares of Class A Common Stock (“Non-Statutory Stock Options”) as provided in paragraphs 6(a) and 6(c); (iii) grant stock appreciation rights with respect to shares of Class A Common Stock, as provided in paragraph 7; (iv) grant restricted shares of Class A Common Stock (“Restricted Shares”) or restricted stock units corresponding to shares of Class A Common Stock (“Restricted Stock Units”) as provided in paragraph 8; (v) grant other stock-based awards with respect to shares of Class A Common Stock, as provided in paragraph 9; (vi) grant performance-based awards as provided in paragraph 10 and (vii) grant foreign qualified awards as provided in paragraph 11. Any such awards may be made to employees, including employees who are officers or directors, and to other individuals described in paragraph 1 who the Committee believes have made or will make an important contribution to the Company or its subsidiaries; provided, however, that only employees of the Company shall be eligible to receive Incentive Stock Options under the Plan. The Committee shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made. No employee may be granted options or stock appreciation rights under the Plan for more than 600,000 shares of Class A Common Stock in any calendar year.

(b)No Repricing of Options or Stock Appreciation Rights. In no event may any option or stock appreciation right granted under this Plan be amended, other than pursuant to Section 12, to decrease the exercise price thereof, be cancelled in exchange for cash or other awards or in conjunction with the grant of any new option or stock appreciation right with a lower exercise price or otherwise be subject to any action that would be treated under applicable stock exchange listing standards or for accounting purposes, as a “repricing” of such option or stock appreciation right, unless such amendment, cancellation, or action is approved by the Company’s shareholders.

6.Option Grants.

(a)General Rules Relating to Options.

(i)Terms of Grant. The Committee may grant options under the Plan. With respect to each option grant, the Committee shall determine the number of shares subject to the option, the per share exercise price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Non-Statutory Stock Option

(ii)Exercise of Options. Except as provided in paragraph 6(a)(iv) or as determined by the Committee, no option granted under the Plan may be exercised unless at the time of such exercise the optionee is employed by or in the service of the Company or any subsidiary of the Company and shall have been so employed or provided such service continuously since the date such option was granted. Absence on leave or on account of illness or disability under rules established by the Committee shall not, however, be deemed an interruption of employment or service for this purpose. Unless otherwise determined by the Committee, vesting of options shall not continue during an absence on leave (including an extended illness) or on account of disability. Except as provided in paragraph 6(a)(iv), options granted under the Plan may be exercised from time to time over the period stated in each option in such amounts and at such times as shall be prescribed by the Committee, provided that options shall not be exercised for fractional shares. Unless otherwise determined by the Committee, if the optionee does not exercise an option in any one year with respect to the full number of shares to which the optionee is entitled in that year, the optionee’s rights shall be cumulative and the optionee may purchase those shares in any subsequent year during the term of the option.

(iii)Nontransferability. Except as provided below, each stock option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, and each option by its terms shall be exercisable during the optionee’s lifetime only by the optionee. A stock option may be transferred by will or by the laws of descent and distribution of the state or country of the optionee’s domicile at the time of death. A Non-Statutory Stock Option shall also be transferable pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act. The Committee may, in its discretion, authorize all or a portion of a Non-Statutory Stock Option to be on terms which permit transfer by the optionee to (A) the spouse, children or grandchildren of the optionee, including stepchildren and adopted children (“Immediate Family Members”), (B) a trust or trusts for the exclusive benefit of Immediate Family Members, or (C) a partnership or limited liability company in which Immediate Family Members are the only partners or members, provided that (X) there may be no consideration for any transfer, (Y) the stock option agreement pursuant to which the options are granted or an amendment thereto must expressly provide for transferability in a manner consistent with this paragraph, and (Z) subsequent transfers of transferred options shall be prohibited except by will or by the laws of descent and distribution. Following any transfer, options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of paragraph 6(a)(v) the term “optionee” shall be deemed to refer to the transferee. The continued employment requirement of paragraph 6(a)(ii) and the events of termination of employment of paragraph 6(a)(iv) shall continue to be applied with respect to the original optionee, and following the termination of employment of the original optionee the options shall be exercisable by the transferee only to the extent, and for the periods specified, and all other references to employment, termination of employment, life or death of the optionee, shall continue to be applied with respect to the original optionee.

(iv)Termination of Employment or Service.

(A)General Rule. Unless otherwise determined by the Committee, in the event the employment or service of the optionee with the Company or a subsidiary terminates for any reason other than because of physical disability, death or retirement as provided in subparagraphs 6(a)(iv)(B), (C) and (D), the option may be exercised at any time prior to the expiration date of the option or the expiration of 30 days after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

(B)Termination Because of Total Disability. Unless otherwise determined by the Committee, in the event of the termination of employment or service because of total disability, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination. The term “total disability”

means a mental or physical impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the optionee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties as an employee, director, officer or consultant of the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Company.

(C)Termination Because of Death. Unless otherwise determined by the Committee, in the event of the death of an optionee while employed by or providing service to the Company or a subsidiary, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of such death, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination and only by the person or persons to whom such optionee’s rights under the option shall pass by the optionee’s will or by the laws of descent and distribution of the state or country of domicile at the time of death.

(D)Termination Because of Retirement. Unless otherwise determined by the Committee, in the event of the termination of employment or service because of (1) normal retirement after reaching age 65, (2) early retirement after reaching age 55 and completing 10 years of service, or (3) early retirement after completing 30 years of service without regard to age, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

(E)Amendment of Exercise Period Applicable to Termination. The Committee, at the time of grant or at any time thereafter, may extend the 30-day and 12-month exercise periods any length of time not later than the original expiration date of the option, and may increase the portion of an option that is exercisable, subject to such terms and conditions as the Committee may determine.

(F)Failure to Exercise Option. To the extent that the option of any deceased optionee or of any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to such option shall cease and terminate.

(v)Purchase of Shares. Unless the Committee determines otherwise, shares may be acquired pursuant to an option granted under the Plan only upon receipt by the Company of notice in writing from the optionee of the optionee’s intention to exercise, specifying the number of shares as to which the optionee desires to exercise the option and the date on which the optionee desires to complete the transaction, and if required in order to comply with the Securities Act of 1933, as amended, containing a representation that it is the optionee’s present intention to acquire the shares for investment and not with a view to distribution. Unless the Committee determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to an option, the optionee must have paid the Company the full purchase price of such shares in cash or, with the consent of the Committee, in whole or in part, in shares of Class A Common Stock of the Company valued at Fair Market Value on the date of exercise. No shares shall be issued until full payment therefor has been made. With the consent of the Committee, an optionee may request the Company to apply automatically the shares of Class A Common Stock to be received upon the exercise of a portion of a stock option (even though shares have not yet been issued) to satisfy the purchase price for additional portions of the option, with such shares of Class A Common Stock valued at Fair Market Value on the date of exercise. Each optionee who has exercised an option shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required beyond any amount deposited before delivery of the shares, the optionee shall pay such amount to the Company on demand. If the optionee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the optionee, including salary, subject to applicable law. With the consent of the Committee an optionee may satisfy this tax withholding obligation, in whole or in part, by having the Company withhold from the shares to be issued upon the exercise that number of shares of Class A Common Stock that would satisfy the withholding amount due or by delivering to the Company shares of Class A Common Stock to satisfy the withholding amount, with such shares of Class A Common Stock valued at Fair Market Value on the date of exercise. Upon the exercise of an option, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon exercise of the option.

(b)Incentive Stock Options. Incentive Stock Options shall be subject to the following additional terms and conditions:

(i)Limitation on Amount of Grants. The maximum number of shares of Class A Common Stock that may be granted under the Plan pursuant to options intended to be Incentive Stock Options shall be 12,200,000. No employee may be granted Incentive Stock Options under the Plan if the aggregate Fair Market Value, on the date of grant, of the Class A Common Stock with respect to which Incentive Stock Options are exercisable for the first time by that employee during any calendar year under the Plan and under any other incentive stock option plan (within the meaning of Section 422 of the Code) of the Company or any parent or subsidiary of the Company exceeds $100,000.

(ii)Limitations on Grants to 10 Percent Shareholders. An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company only if the per share exercise price is at least 110 percent of the Fair Market Value of the Class A Common Stock subject to the option on the date it is granted, and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

(iii)Duration of Options. Subject to paragraphs 6(a)(ii) and 6(b)(ii), Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Committee, except that no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

(iv)Exercise Price. The exercise price per share of an Incentive Stock Option shall be determined by the Committee at the time of grant. Except as provided in paragraph 6(b)(ii), the exercise price per share of an Incentive Stock Option shall not be less than 100 percent of the Fair Market Value of the Class A Common Stock covered by the Incentive Stock Option on the date the option is granted.

(v)Limitation on Time of Grant. No Incentive Stock Option shall be granted on or after the tenth anniversary of the last action by the Board of Directors approving an increase in the number of shares available for issuance under the Plan, which action was subsequently approved within 12 months by the shareholders.

(vi)Conversion of Incentive Stock Options. The Committee may at any time without the consent of the optionee convert an Incentive Stock Option to a Non-Statutory Stock Option.

(c)Non-Statutory Stock Options. Non-Statutory Stock Options shall be subject to the following additional terms and conditions:

(i)Exercise Price. The exercise price per share for Non-Statutory Stock Options shall be determined by the Committee at the time of grant. The exercise price per share for Non-Statutory Stock Options shall not be less than 100 percent of the Fair Market Value of the Class A Common Stock covered by the Non-Statutory Stock Option on the date the option is granted.

(ii)Duration of Options. Non-Statutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Committee.

7.Stock Appreciation Rights.

(a)Grant. Stock appreciation rights may be granted under the Plan by the Committee, subject to such rules, terms, and conditions as the Committee prescribes.

(b)Exercise.

(i)Each stock appreciation right shall entitle the holder, upon exercise, to receive from the Company in exchange therefor an amount equal in value to the excess of the Fair Market Value on the date of exercise of one share of Class A Common Stock over its Fair Market Value on the date of grant (or, in the case of a stock appreciation right granted in connection with an option, the excess of the Fair Market Value of one share of Class A Common Stock over the exercise price per share under the option to which the stock appreciation right relates), multiplied by the number of shares of Class A Common Stock covered by the stock appreciation right or the option, or portion thereof, that is surrendered. Payment by the Company upon exercise of a stock appreciation right may be made in shares of Class A Common Stock valued at Fair Market Value on the date of exercise, in cash, or partly in Class A Common Stock and partly in cash, all as determined by the Committee.

(ii)A stock appreciation right shall be exercisable only at the time or times established by the Committee; provided, however, that no stock appreciation right shall be exercisable more than ten years after the grant date. If a stock appreciation right is granted in connection with an option, the following rules shall apply: (A) the stock appreciation right shall be exercisable only to the extent and on the same conditions that the related option could be exercised; (B) upon exercise of the stock appreciation right, the option or portion thereof to which the stock appreciation right relates terminates; and (C) upon exercise of the option, the related stock appreciation right or portion thereof terminates.

(iii)No fractional shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, if the Committee shall determine, the number of shares may be rounded downward to the next whole share.

(iv)Each stock appreciation right granted in connection with an Incentive Stock Option and, unless otherwise determined by the Board of Directors, each other stock appreciation right granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder’s domicile at the time of death, and each stock appreciation right by its terms shall be exercisable during the holder’s lifetime only by the holder; provided, however, that a stock appreciation right not granted in connection with an Incentive Stock Option shall also be transferable pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act.

(v)Each participant who has exercised a stock appreciation right shall, upon notification of the amount due, pay to the Company in cash or by check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant including salary, subject to applicable law. With the consent of the Committee a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any shares of Class A Common Stock to be issued upon the exercise that number of shares of Class A Common Stock that would satisfy the withholding amount due or by delivering Class A Common Stock to the Company to satisfy the withholding amount, with such shares of Class A Common Stock valued at Fair Market Value on the date of exercise.

(vi)Upon the exercise of a stock appreciation right for shares of Class A Common Stock, the number of shares of Class A Common Stock reserved for issuance under the Plan shall be reduced by the number of shares of Class A Common Stock issued. Cash payments of stock appreciation rights shall not reduce the number of shares of Class A Common Stock reserved for issuance under the Plan.

8.Restricted Shares and Restricted Stock Units.

(a)Awards. An award of Restricted Shares or Restricted Stock Units may be made at such time or times determined by the Committee following the Effective Date to any person who is an eligible participant. The terms and conditions of payment of any award of Restricted Shares or Restricted Stock Units shall be determined by the Committee.

(b)Restricted Shares. An award of Restricted Shares shall be delivered to the participant at the time of grant either by book-entry registration or by delivering to the participant, or a custodian or escrow agent (including without limitation the Company or one or more of its employees) designated by the Committee, a certificate or certificates for such Restricted Shares, registered in the name of such Participant. An award of Restricted Shares shall be subject to such terms and conditions, and to such restrictions against sale, transfer or other disposition, as may be determined by the Committee. The participant shall have all of the rights of a shareowner with respect to such Restricted Shares, subject to paragraph 18.

(c)Restricted Stock Units. Restricted Stock Units represent the right to receive shares of Class A Common Stock or cash or a combination of shares and cash in the future, at such times, and subject to such conditions, as the Committee shall determine. A Participant to whom Restricted Stock Units are awarded shall have no rights as a shareowner with respect to the shares of Class A Common Stock represented by the Restricted Stock Units unless and until shares of Class A Common Stock are actually delivered to the participant in settlement thereof.

(d)Tax Withholding. Each participant who has received cash or unrestricted shares of Class A Common Stock in respect of Restricted Stock Units or Restricted Shares shall, upon notification of the amount due, pay to the Company in cash or by check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant, including salary, subject to applicable law. With the consent of the Committee, a participant may satisfy this tax withholding obligation, in whole or in part, by instructing the Company to withhold from any shares of Class A Common Stock to be issued or by delivering to the Company other shares of Class A Common Stock, with such shares of Class A Common Stock valued at Fair Market Value on the date of delivery; provided, however, that the number of shares so delivered or withheld shall not exceed the minimum amount necessary to satisfy the required withholding obligation.

(e)Effect on Shares Available. The settlement of Restricted Stock Units in cash shall not reduce the number of shares of Class A Common Stock reserved for issuance under the Plan. The number of shares of Class A Common Stock reserved for issuance under the Plan shall be reduced by the number of shares of Class A Common Stock issued upon settlement of Restricted Stock Units or Restricted Shares.

9.Other Stock-Based Awards. Other awards of Class A Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based upon or settled in, shares of Class A Common Stock, including (without limitation), unrestricted stock, performance units, dividend equivalents, and convertible debentures, may be granted under the Plan. The number of shares of Class A Common Stock reserved for issuance under the Plan shall be reduced by the number of shares of Class A Common Stock issued upon settlement of an award under this paragraph 9.

10.Performance-Based Awards. The Committee may grant awards intended to qualify as qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder. Performance-based awards shall be denominated at the time of grant either in Class A Common Stock (“Stock Performance Awards”) or in dollar amounts (“Dollar Performance Awards”). Payment under a Stock Performance Award or a Dollar Performance Award shall be made, at the discretion of the Committee, in shares Class A Common Stock (“Performance Shares”), or in cash or in any combination thereof. Performance-based awards shall be subject to the following terms and conditions:

(a)Award Period. The Committee shall determine the period of time for which a Performance-based award is made (the “Award Period”).

(b)Performance Goals and Payment. The Committee shall establish in writing objectives (“Performance Goals”) that must be met by the Company or any subsidiary, division or other unit of the Company (“Business Unit”) during the Award Period as a condition to payment being made under the performance-based award. The Performance Goals for each award shall be one or more targeted levels of performance with respect to one or more of the following objective measures with respect to the Company or any Business Unit: economic profit (adjusted operating income after taxes less a capital charge), man hours per ton, net income, earnings per share, stock price increase, total shareholder return (stock price increase plus dividends), return on equity, return on assets, return on capital, return on investment, revenues, sales volume, production volume, cost of goods sold, gross margin, gross margin per ton (or other unit of weight or volume), operating margin, operating income, operating income per ton (or other measure of weight or volume), income before income taxes, earnings before interest and taxes (“EBIT”), earnings before interest, taxes, depreciation and amortization (“EBITDA”), working capital, inventories, inventory turns, intake purchase volumes, cash flows, conversion costs, safety metrics (including but not limited to OSHA Total Incident Rate, Lost Time Rate and Recordable Injuries), cost savings (including labor savings, reductions in operating costs, reductions in production costs, and reductions in selling, general and administrative expense) or any of the foregoing before the effect of acquisitions, divestitures, accounting changes, and restructuring and special charges (determined according to criteria established by the Committee). The Committee shall also establish the number of Performance Shares or the amount of cash payment to be made under a performance-based award if the Performance Goals are met or exceeded, including the fixing of a maximum payment (subject to paragraph 10(d)). The Committee may establish other restrictions to payment under a performance-based award, such as a continued employment requirement, in addition to satisfaction of the Performance Goals. Some or all of the Performance Shares may be issued at the time of the award as Restricted Shares subject to forfeiture in whole or in part if Performance Goals or, if applicable, other restrictions are not satisfied.

(c)Computation of Payment. During or after an Award Period, the performance of the Company or Business Unit, as applicable, during the period shall be measured against the Performance Goals. If the Performance Goals are not met, no payment shall be made under a performance-based award. If the Performance Goals are met or exceeded, the Committee shall certify that fact in writing and certify the number of Performance Shares earned or the amount of cash payment to be made under the terms of the performance-based award.

(d)Maximum Awards. No participant may be granted in any fiscal year Stock Performance Awards under which the maximum aggregate amount payable under the Awards exceeds 200,000 shares of Class A Common Stock or Dollar Performance Awards under which the maximum aggregate amount payable under the Performance Awards exceeds $5,000,000.

(e)Tax Withholding. Each participant who has received Performance Shares shall, upon notification of the amount due, pay to the Company in cash or by check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant, including salary, subject to applicable law. With the consent of the Committee, a participant may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be issued or by delivering to the Company other shares of Class A Common Stock with such shares of Class A Common Stock valued at Fair Market Value on the date of delivery; provided, however, that the number of shares so delivered or withheld shall not exceed the minimum amount necessary to satisfy the required withholding obligation.

(f)Effect on Shares Available. The payment of a performance-based award in cash shall not reduce the number of shares of Class A Common Stock reserved for issuance under the Plan. The number of shares of Class A Common Stock reserved for issuance under the Plan shall be reduced by the number of shares of Class A Common Stock issued upon payment of an award.

11.Foreign Qualified Grants. Awards under the Plan may be granted to such officers and employees of the Company and its subsidiaries and such other persons described in paragraph 1 residing in foreign jurisdictions as the Committee may determine from time to time. The Committee may adopt such supplements to the Plan as may be necessary to comply with the applicable laws of such foreign jurisdictions and to afford participants favorable treatment under such laws; provided, however, that no award shall be granted under any such supplement with terms which are more beneficial to the participants than the terms permitted by the Plan.

12.Changes in Capital Structure.

(a)In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, or similar event affecting the Company or any of its subsidiaries (each, a “Corporate Transaction”), the Committee may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of shares or other securities reserved for issuance and delivery under the Plan, (ii) the various maximum limitations set forth in paragraphs 2, 5(a), 6(b)(i) and 10(d) upon certain types of awards and upon the grants to individuals of certain types of awards, (iii) the number and kind of shares or other securities subject to outstanding awards; and (iv) the exercise price of outstanding options and stock appreciation rights.

(b)In the event of a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination, or recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), the Committee shall make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of shares or other securities reserved for issuance and delivery under the Plan, (ii) the various maximum limitations set forth in paragraphs 2, 5(a), 6(b)(i) and 10(d) upon certain types of awards and upon the grants to individuals of certain types of awards, (iii) the number and kind of shares or other securities subject to outstanding awards; and (iv) the exercise price of outstanding options and stock appreciation rights.

(c)In the case of Corporate Transactions, the adjustments contemplated by paragraph (a) of this Section 12 may include, without limitation, (i) the cancellation of outstanding awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such awards, as determined by the Committee in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which holders of Class A Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an option or stock appreciation right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share of Class A Common Stock pursuant to such Corporate Transaction over the exercise price of such option or stock appreciation right shall conclusively be deemed valid); (ii) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the shares of Class A Common Stock subject to outstanding awards; and (iii) in connection with any spin-off or disposition, arranging for the assumption of awards, or replacement of awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected subsidiary or division or by the entity that controls such subsidiary or division following such spin-off or disposition (as well as any corresponding adjustments to awards that remain based upon Company securities).

(d)Any adjustment under this paragraph 12 need not be the same for all participants.

13.Corporate Mergers, Acquisitions, etc. The Committee may also grant options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and performance-based awards under the Plan having terms, conditions and provisions that vary from those specified in this Plan provided that any such awards are granted in substitution for, or in connection with the assumption of, existing awards granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a subsidiary is a party.

14.Amendment of Plan. The Board of Directors may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason; provided, however, that no amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by applicable law or the listing standards of the applicable stock exchange on which the Company’s shares may then be listed. Except as provided in paragraphs 6(a)(iv), 7 and 12, however, no change in an award already granted shall be made without the written consent of the holder of such award.

15.Approvals. The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company’s shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver shares of Class A Common Stock under the Plan if such issuance or delivery would violate applicable state or federal securities laws.

16.Employment and Service Rights. Nothing in the Plan or any award pursuant to the Plan shall (a) confer upon any employee any right to be continued in the employment of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary by whom such employee is employed to terminate such employee’s employment at any time, for any reason, with or without cause, or to decrease such employee’s compensation or benefits, or (b) confer upon any person engaged by the Company any right to be retained or employed by the Company or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Company.

17.Rights as a Shareholder. No participant or holder or beneficiary of any award shall have any rights as a sshareholder with respect to any shares of Class A Common Stock to be distributed under the Plan until he or she has become the holder of such shares of Class A Common Stock. In connection with each grant of Restricted Shares, the participant shall be entitled to the right to vote in respect of such Restricted Shares. Except as otherwise provided in paragraph 12, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, shares of Class A Common Stock subject to an award for which the record date is prior to the date such shares of Class A Common Stock are delivered.

18.Dividends and Dividend Equivalents. In the sole and plenary discretion of the Committee, an award, other than an option or stock appreciation right or a cash-based award, may provide the participant with dividends or dividend equivalents, payable in cash, shares of Class A Common Stock, other securities, other awards or other property, on a current or delayed basis, on such terms and conditions as may be determined by the Committee in its sole and plenary discretion, including, without limitation, (a) payment directly to the participant, (b) withholding of such amounts by the Company subject to vesting of the award or (c) reinvestment in additional shares of Class A Common Stock, Restricted Shares or Restricted Stock Units.

19.Change in Control. The Committee may provide in any award agreement (or otherwise) for provisions relating to a change in control of the Company, including, without limitation, the acceleration of the exercisability of, or the lapse of restrictions or deemed satisfaction of goals with respect to, any outstanding awards under the Plan.

20.Section 409A of the Code. It is the intention of the Company that no award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise, and the Plan and the terms and conditions of all awards shall be interpreted accordingly. The terms and conditions governing any awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or shares of Class A Common Stock pursuant thereto and any rules regarding treatment of such awards in the event of a change in control of the Company, shall be set forth in the applicable award agreement, and shall comply in all respects with Section 409A of the Code. Notwithstanding any provision of this Plan or any award agreement to the contrary, in the event that a participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company), amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that would otherwise be payable during the six-month period immediately following a participant’s “separation from service” within the meaning of Section 409A of the Code (“Separation from Service”) shall instead be paid or provided on the first business day after the date that is six months following the participant’s Separation from Service. Each payment under any award under the Plan shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a participant, directly or indirectly, designate the calendar year of any payment to be made under any award under the Plan.

21.Governing Law and Interpretation. The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Oregon, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect. For purposes of this Plan, “Fair Market Value” means, unless otherwise determined by the Committee, the closing price of a share of Class A Common Stock on the National Association of Securities Dealer Inc. Automated Quotation System (“NASDAQ”) on the date of measurement or, if shares of Class A Common Stock were not traded on the NASDAQ on such measurement date, then on the next preceding date on which shares of Class A Common Stock were traded, all as reported by such source as the Committee may select.

Shareowner Services
P.O. Box 64945
St. Paul, MN 555164-0945
Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
INTERNET – www.proxypush.com/schn
Use the Internet to vote your proxy until 12:00 p.m. (CT) on January 28, 2014.

TELEPHONE – 1-866-883-3382
Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on January 28, 2014.

MAIL – Mark, sign and date your proxy card
and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Proposals 1, 2 and 3.
1. Election of directors:	01 Wayland R. Hicks	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHOLD from all nominees
02 Judith A. Johansen
03 Tamara L. Lundgren

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. To vote on an advisory resolution on executive compensation	☐	For	☐	Against	☐	Abstain

3. To approve the Amended and Restated 1993 Stock Incentive Plan.	☐	For	☐	Against	☐	Abstain

The proxies may vote in their discretion as to other matters which may come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.
Date

Address Change? Mark Box	☐	Indicate changes below:

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

SCHNITZER STEEL INDUSTRIES, INC.
ANNUAL MEETING OF SHAREHOLDERS
Wednesday, January 29, 2014
8:00 a.m.
KOIN Center
Conference Center Room 202
222 SW Columbia Street
Portland, Oregon 97201

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on January 29, 2014: the Notice and Proxy Statement, Form 10-K and Annual Brochure are available at www.proxydocs.com/schn. For driving directions to the Annual Meeting, please see http://www.koincenter.com/location.

Schnitzer Steel Industries, Inc. 299 SW Clay Street Portland, Oregon 97201	proxy
This proxy is solicited by the Board of Directors for use at the Annual Meeting of Shareholders on
January 29, 2014.
The shares of common stock of Schnitzer Steel Industries, Inc. that you hold will be voted as you specify on the reverse side.
If no choice is specified, the proxy will be voted “FOR” all nominees in Proposal 1 and “FOR” Proposal 2 and Proposal 3.
By signing the proxy, you revoke all prior proxies and appoint Tamara L. Lundgren and Richard D. Peach, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.
See reverse for voting instructions